Exhibit 10.4

AGREEMENT OF LEASE

METROPOLITAN 292 MADISON AVENUE LEASEHOLD LLC

TO

FIFTYONE, INC.

292 Madison Avenue

Entire rentable area of the Fifth (5th) and Seventeenth (17th) Floors

New York, New York 10017

AGREEMENT OF LEASE

AGREEMENT OF LEASE (the “Agreement”) made as of February     , 2012 by and between METROPOLITAN 292 MADISON AVENUE LEASEHOLD LLC, having an office c/o Herald Square Properties, 885 Third Avenue, 19th Floor, New York, New York 10022, party of the first part, hereinafter referred to as “Landlord” and FIFTYONE, INC., a Delaware corporation, having an office at 8 West 40th Street, New York, New York 10018 party of the second part, hereinafter referred to as “Tenant”.

W I T N E S S E T H:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire rentable area of the fifth (5th) (the “Fifth Floor Premises”) and seventeenth (17th) floors (the “Seventeenth Floor Premises”) (the Fifth Floor Premises and the Seventeenth Floor Premises are collectively referred to as the “Premises”), as delineated by cross hatchings on the floor plan attached hereto and made a part hereof as Exhibit “A” (herein referred to as the “Premises” or the “Demised Premises”), in the building known as 292 Madison Avenue in the Borough of Manhattan, City of New York (the “Building”), for a term and upon the conditions more particularly described below.

NOW THEREFORE, in consideration of the within covenants, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

1. Term; Commencement Date; Rent; Right of First Offer.

(a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Premises for a term (the “Term”) of approximately five (5) years and three (3) months commencing on the Commencement Date (as hereinafter defined) and expiring on the Expiration Date (as hereinafter defined), or on such earlier date as the Lease may otherwise terminate in accordance with its terms, covenants, conditions and provisions.

(b) The term “Commencement Date” means the earlier to occur of (A) the date when Tenant, any Employee of Tenant, or any Person holding by, through, or under Tenant, first occupies the Premises for the conduct of its business: or (B) the date when Landlord Substantially Completes the Landlord’s Work (as hereinafter defined) (other than any work which cannot be completed on such date provided that the failure to complete such work will not substantially interfere with Tenant’s use of the Premises): provided, however, that if Landlord shall be delayed in Substantial Completion of the landlord’s Work as a result of (1) Tenant’s request for materials, finishes or installations other than (i) Building standard materials or (ii) materials set forth in the plans and specifications comprising Landlord’s Work, (2) any Tenant changes in plans other than as set forth herein, or (3) the performance or completion by a Person employed by or on behalf of Tenant; then the Commencement Date and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay; provided, further, that Landlord shall provide Tenant with ten (10) days’ notice of such date of Substantial Completion and Landlord otherwise delivers the Premises to Tenant in accordance with the terms of this Lease.

(c) The term “Expiration Date” shall mean the last day of the month in which the day immediately preceding the last day of the third (3rd) month after the fifth (5th) anniversary of the Commencement Date shall occur.

(d) Landlord shall give Tenant notice specifying when the Commencement Date has occurred. At Landlord’s request, Tenant shall execute a written agreement confirming the Commencement Date and the Expiration Date prior to taking occupancy of the Premises. Tenant’s failure to agree in writing shall not invalidate or alter the Commencement Date as determined by Landlord.

(e) Tenant shall pay rent (collectively, the “Fixed Rent”) for the period commencing on the Commencement Date as follows:

(i) Seven Hundred Fifty-Six Thousand Four Hundred Twenty-Six Dollars ($756,426.00) per annum payable in equal monthly installments in the amount of Sixty-Three Thousand Thirty-Five Dollars and Fifty Cents ($63,035.50) for the period from the Commencement Date through and including the day immediately preceding the first (1st) anniversary of the Commencement Date;

(ii) Seven Hundred Seventy-Three Thousand Four Hundred Forty-Five Dollars and Fifty-Nine Cents ($773,445.59) per annum payable in equal monthly installments in the amount of Sixty-Four Thousand Four Hundred Fifty-Three Dollars and Mighty Cents ($64,453.80) for the period from the first (1st) anniversary of the Commencement Date through and including the day immediately preceding the second (2nd) anniversary of the Commencement Date;

(iii) Seven Hundred Ninety Thousand Eight Hundred Forty-Eight Dollars and Eleven Cents ($790,848.11) per annum payable in equal monthly installments in the amount of Sixty-Five Thousand Nine Hundred Four Dollars and One Cents ($65,904.01) for the period from the second (2nd) anniversary of the Commencement Date through and including the day immediately preceding the third (3rd) anniversary of the Commencement Date;

(iv) Eight Hundred Eight Thousand Six Hundred Forty-Two Dollars and Nineteen Cents ($808,642.19) per annum payable in equal monthly installments in the amount of Sixty-Seven Thousand Three Hundred Eighty-Six Dollars and Eighty-Five Cents ($67,386.85) for the period from the third (3rd) anniversary of the Commencement Date through and including the day immediately preceding the fourth (4th) anniversary of the Commencement Date;

(v) Eight Hundred Twenty-Six Thousand Eight Hundred Thirty-Six Dollars and Sixty-Four Cents ($826,836.64) per annum payable in equal monthly installments in the amount of Sixty-Eight Thousand Nine Hundred Three Dollars and Five Cents ($68,903.05) for the period from the fourth (4th) anniversary of the Commencement Date through and including the day immediately preceding the fifth (5th) anniversary of the Commencement Date;

(vi) Eight Hundred Forty-Five Thousand Four Hundred Forty Dollars and Seven Cents ($845,440.07) per annum payable in equal monthly installments in the amount of Seventy Thousand Four Hundred Fifty-Three Dollars and Thirty-Seven Cents ($70,453.37) for the period from the fifth (5th) anniversary of the Commencement Date through and including the expiration of the term of the Lease;

which amounts Tenant hereby agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in advance, in equal monthly installments on the first day of each month during said term, at the office of Landlord as set forth above, or such other place as Landlord may designate, without any set-off, counterclaim or deduction whatsoever, other than as expressly set forth in this Lease.

(f) Notwithstanding anything contained herein to the contrary, provided Tenant shall not then be in default of its monetary and/or material non-monetary obligations under this Lease beyond applicable grace and cure periods. Tenant shall be entitled to an abatement in the amount of Sixty-Three Thousand Thirty-Five Dollars and Fifty Cents ($63,035.50) per month for the first three (3) months commencing on the Commencement Date (the “Abatement Period”). Tenant shall remain liable for all items of additional rent payable under this Lease during the Abatement Period, including, without limitation, amounts payable by Tenant under Article 39 of this Lease with respect to electricity; provided, however, that additional rent pursuant to Article 37 of this Lease shall not be payable during the Abatement Period.

(g) Tenant shall pay the rent as above and as hereinafter provided. Tenant shall pay the first monthly installment of Fixed Rent to Landlord upon the execution hereof in the amount of Sixty-Three Thousand Thirty-Five Dollars and Fifty Cents ($63,035.50).

(h) Provided Tenant is not then in default of its obligations under this Lease beyond the expiration of any applicable grace and notice periods. Landlord hereby grants to Tenant a right of first offer (the “Right of First Offer”) on the entire rentable portion of the fourth (4th) floor of the Building (the “Offer Space”). This Right of First Offer is subject to any option, right of first offer, right of first refusal or renewal provision in a written lease in effect on the date of this Lease; provided, however, that Landlord hereby represents that, to its knowledge, no tenant has an option with respect to the Offer Space; provided, further, that in the event a tenant does have such an option. Landlord shall substitute another floor in the Building for the Offer Space which is in the same elevator bank as the Offer Space. Landlord hereby represents that the Offer Space is leased to Young & Rubicon for a term expiring on August 31, 2015. Landlord shall provide Tenant with written notice of the availability of the Offer Space which is vacant or which is currently occupied that Landlord reasonably expects will become available for leasing and such notice to Tenant shall set forth the terms and conditions for such rental. The rent for such additional premises shall be the then fair market rental value for such additional space as determined by Landlord. Tenant shall have a period of up to fifteen (15) days, time being of the essence, to notify Landlord that it will lease such space on the terms and conditions set forth in the notice to Tenant; provided, however, that (i) the term of the leasing of the Offer Space shall be no earlier than thirty (30) days and no later than two hundred seventy (270) days from the date of landlord’s notice to Tenant of the availability of the Offer Space and (ii) other than the business terms set forth in Landlord’s notice to Tenant (or as hereinafter set forth), the leasing of the Offer Space shall be on the same terms and conditions as this Lease; and thereafter Landlord shall have no further obligation to notify Tenant of the availability of such space. Upon receipt of Landlord’s notice to Tenant with respect to the Offer Space, Tenant shall have the right to elect (i) to accept the terms and conditions set forth in such offer from Landlord or (ii) elect to lease the Offer Space in its then “as-is” condition without any rent abatement. Landlord work obligation, and at the then escalated Fixed Rent set forth in this Lease for the then remaining term of this Lease, including, without limitation, Tenant’s Tax Payment. In either of such events, if Tenant leases the Offer Space the Tenant’s Proportionate Share shall be increased to reflect such additional premises demised to Tenant In the event Tenant does not notify Landlord that it elects to lease such additional space within the fifteen (15) day period set forth above, time being of the essence, then landlord shall be permitted to lease such space without further notice to Tenant and Tenant shall be deemed to have irrevocably waived any right it may have to lease such space; provided, however, that Landlord shall provide Tenant with an additional ten (10) day period to determine whether Tenant elects to lease such space in the event Landlord elects to lease such space on materially different terms than as set forth in Landlord’s prior notice to Tenant Time shall be of the essence as to the giving of notices under this Section 1(h). For the purpose of this Section 1(h), the phrase “materially different terms” shall mean a ten percent (10%) or greater decrease in the overall net effective rent payable under such lease by the prospective tenant for such additional space. It is understood and agreed that once any space is offered to Tenant and Tenant has not timely elected to lease such offered space, Landlord shall have no further obligation to offer such space to Tenant and the Right of First Offer in this Section 1(h) shall no longer apply to such offered space, except as expressly set forth herein.

2. Permitted Use. Tenant shall use and occupy the Demised Premises, subject to Article 15 below, as general and executive offices and for no other purpose whatsoever.

3. Tenant Alterations.

(a) Tenant shall make no changes in or to the Demised Premises of any nature without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed as to changes, improvements or alterations which do not affect building structural components, or adversely affect mechanical systems, utility services or plumbing or electrical lines (hereinafter referred to as “Non-Structural Alterations”). Prior to the commencement of any changes, improvements or alterations, Tenant shall submit to Landlord, for Landlord’s approval, plans and specifications (to be prepared by and at the expense of Tenant) for any proposed changes, improvements or alterations, in detail reasonably satisfactory to Landlord. Landlord’s approval of any plans and specifications shall not indicate that such plans and specifications comply with applicable laws, rules and regulations; Tenant shall have sole responsibility for ensuring such compliance. If Landlord shall give its approval to any such changes, improvements and/or alterations as provided herein, the same shall be performed by Tenant, at Tenant’s sole cost and expense, in accordance with the approved plans and in a good and workmanlike manner. Tenant shall, before making any alterations, additions, installations or improvements at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to curry such worker’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require. No amendments or additions to the approved plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed as to such Non-Structural Alterations. The standards of quality, utility and appearance of the proposed changes, improvements or alterations shall conform to the reasonable standards specified and/or to be specified by Landlord for the Building and shall be reasonably consistent with comparable buildings, and Tenant agrees that Tenant will conform to such standards. Tenant shall pay to Landlord Landlord’s reasonable out-of-pocket costs and expenses incurred in connection with the performance of any alterations made by or on behalf of Tenant, other than the Landlord’s Work. Landlord hereby consents to Tenant’s request to install conduit and/or telecommunications cabling between the two different floors comprising the Premises so long as Tenant uses contractors that are reasonably acceptable to Landlord.

(b) Tenant covenants and agrees that all changes, improvements, and alterations will be made with the least possible disturbance to the occupants of other parts of the Building. Tenant in making such changes, improvements or alterations, shall and will, at Tenant’s own cost and expense, promptly comply with all laws, rules and regulations, whether now or hereafter enacted (including, without limitation. Local Law 58/1987 of the City of New York, as amended, and Title III of The Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as all of the foregoing may be amended from time, to time), of all public authorities having jurisdiction in the Building and/or the Demised Premises with reference to such changes, improvements or alterations (including, without limitation, the Landmarks Preservation Commission of the City of New York), whether ordinary or extraordinary, structural or otherwise, foreseen or unforeseen, and will not call upon Landlord for any expenses connected therewith, and will reimburse Landlord for any expenses incurred on account of failure by Tenant to comply with any requirement of law, rules and regulations, and of any public authority, whether involving structural changes or not.

(c) Tenant shall promptly pay and discharge all costs and expenses of such changes, improvements or alterations, and shall not do or fail to do any act which shall or may render the Building liable to any mechanic’s lien or other lien or charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement. If any such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement is filed against the Building or against such changes, improvements or alterations, or any part thereof, Tenant will, at Tenant’s sole cost and expense, promptly remove the same of record within thirty (30) days after the filing of any such lien, or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement and notice of such filing to Tenant by Landlord or otherwise. If Tenant is in default of its foregoing obligations under this paragraph, Landlord may cause such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement to be removed of record by payment or bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement incurred by Landlord. Tenant covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges, chattel mortgages, security interests, conditional bills of sale, title retention agreements or payments of any kind whatsoever that may be incurred or become chargeable against Landlord, or the Building, or said changes, improvements or alterations, or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the Demised Premises in connection with such changes, improvements or alterations.

(d) Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, reasonable counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of such changes, improvements or alterations or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with such changes, improvements or alterations performed by Tenant or at the request of Tenant. At any and all times during the period of such changes, improvements or alterations and upon reasonable prior notice to the Tenant, which may be oral, Landlord shall be entitled to have a representative or representatives on the site to inspect such changes, improvements or alterations, and such representative or representatives shall have free and unrestricted access to any and every part of the Demised Premises, to the extent reasonably necessary.

(e) Tenant agrees that it will not, either directly or indirectly, use any contractors, labor and/or materials if the use of such contractors, labor and/or materials would or will create any difficulty with other contractors, subcontractors and/or labor then engaged by Tenant or Landlord or others in the construction, maintenance and operation of the Building or any part thereof. Tenant and its contractors and mechanics may, prior to the commencement of the term hereof, enter upon the Demised Premises at all reasonable hours, at the sole risk of Tenant, for the purpose of making such changes, improvements or alterations, provided that Tenant and its contractors and mechanics do not interfere with Landlord, its contractors, or with the occupants of other pans of said Building and such entry shall not constitute occupancy for purposes of determining the Commencement Date. Such entry shall be upon all of the terms and conditions of this lease other than Landlord’s obligation to provide services and Tenant’s obligation to pay rent Any changes, improvements or alterations shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental and quasi-governmental agencies, authorities, bureaus, departments and officials, and of all insurance bodies, at any time duly issued or in force, applicable to the Building, the Demised Premises, or any part thereof. Tenant shall, at Tenant’s sole cost and expense, provide, maintain and keep in force for the benefit of Landlord and Landlord’s managing agent, during any period in which Tenant is making any changes, improvements or alterations in and to the Demised Premises or any part thereof, such protective liability and property damage insurance as Landlord shall deem reasonably appropriate.

(f) All fixtures and all paneling, partitions, railings and like installations, installed in the Demised Premises at any time, either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant given no later than twenty (20) days prior to the date fixed as the expiration date of this lease, elects to relinquish Landlord’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant’s expense; provided, however, that Tenant shall not be required to remove any portion of the Landlord’s Work. Notwithstanding anything to the contrary set forth in this Lease, upon receipt of written request from Tenant seeking Landlord’s consent to perform an alteration, Landlord shall advise Tenant as to whether or not a proposed Tenant alteration may remain upon and be surrendered with the Premises by Tenant and not be required to be removed from the Premises at the expiration of the term of this Lease. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation, and shall repair any damage to the Demised Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the premises by Landlord, at Tenant’s expense.

(g) Tenant acknowledges that it has inspected the Premises and is fully familiar with its condition and agrees to take same in its present “as-is” condition, broom clean, subject to the performance of the Landlord’s Work (as hereinafter defined). Landlord shall perform the Landlord’s Work in accordance with all applicable laws and deliver the Premises to Tenant in accordance with all applicable laws. Other than the Landlord’s Work, the Landlord shall have no obligation to alter, repair or otherwise make any changes to the Premises for Tenant’s occupancy of the Premises. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall, at Landlord’s cost and expense, provide a new Building installation in the Premises utilizing Building standard materials other than as set forth in the plans and specifications comprising Landlord’s Work and in accordance with the plans and specifications comprising Landlord’s Work, which shall be collectively referred to as the “Landlord’s Work” in accordance with the plans and specifications attached hereto as Exhibit “C” and by this reference incorporated as if fully set forth herein. If the Commencement Date has not occurred by April 30, 2012, then the Abatement Period shall be extended one (1) day for each day occurring after April 30, 2012 through and including the Commencement Date. Landlord shall promptly complete any punchlist items with respect to Landlord’s Work following Commencement Date. In addition to the Landlord’s Work, Landlord shall perform the following work (herein, collectively, the “Landlord’s Additional Work”): (i) insulate the walls of the 5th floor IT room in the Premises, (ii) replace the glass 5th floor IT room door with a Building standard metal door, (iii) install 2 additional dedicated electrical circuits 30A (one in each IT room on the 5th and 17th floors), and (iv) install Tenant’s unit and supplemental HVAC unit and system in the 5th floor IT room, in accordance with Exhibit C-1. The construction and completion of the Landlord’s Additional Work shall not be a condition precedent for the Commencement Date to occur and if the Landlord’s Additional Work is not completed prior to the Commencement Date, Landlord shall complete the Landlord’s Additional Work promptly thereafter.

(h) Notwithstanding anything herein to the contrary, Landlord’s consent shall not be required for any Non-Structural Alterations installed subsequent to the completion of the Landlord’s Work, provided that any such Non-Structural Alteration does not exceed Fifty Thousand ($50,000.00) Dollars in cost for labor and materials (as reasonably estimated by Landlord’s architect, engineer or contractor, but such monetary limitation shall not apply to painting and/or carpeting the Premises) and on the following terms and conditions: (i) Tenant notifies Landlord of such alteration prior to commencing work thereon, (ii) such non-structural alteration is performed only by contractors which are on the Building’s approved contractor list or by other contractors satisfactory to Landlord In its commercially reasonable discretion, (iii) upon completion, such alteration shall not affect any part of the Building (including but not limited to the building’s systems and the outside appearance and structural integrity of the Building) other than the Premises, (iv) such alteration shall not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (v) such alteration shall not reduce the value, cubic content or utility of the Building, and (vi) such alteration will not result in a violation of, nor necessitate an amendment to, the certificate of occupancy issued with respect to the Premises or the Building. Prior to the commencement of any changes, improvements or alterations which comply with the provisions of this Section 3(h), Tenant shall submit to Landlord plans and specifications (to be prepared by and at the expense of Tenant) for any proposed changes, improvements or alterations, in detail reasonably satisfactory to Landlord; provided, however, that Tenant shall not be required to submit plans and specifications to Landlord if the proposed alteration is solely decorative or cosmetic in nature such as painting, carpeting and/or wallpapering.

4. Maintenance and Repairs. Tenant shall, throughout the term of this lease, take good care of the Demised Premises and the fixtures and appurtenances therein and keep the same in good repair. Tenant shall be responsible for nil damage or injury to the Demised Premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the Building and the Premises caused by the moving of Tenant’s fixtures furniture and equipment. Tenant shall promptly make at Tenant’s expense all repairs in and to the Premises for which Tenant is responsible using a duly licensed contractor approved by Landlord and subject to Landlord’s rules and regulations and applicable labor laws and rules. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense. Landlord shall maintain in good working order and repair the exterior and the structural portions of the Building including the structural portions of the Premises (including the exterior windows) and the public portions of the Building interior and the Building plumbing, electrical, heating, air conditioning and ventilating systems not located within the Demised Premises (to the extent such systems presently exist) serving the Premises and the Building core areas, including any Building systems that are located in the Premises but do not exclusively serve the Premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Landlord may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience annoyance or injury to business arising from Landlord or others making repairs alterations additions or improvements in or to any portion of the Building or the Premises or in and to the fixtures appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Landlord to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof nor limit the provisions of Article 17 hereof.

5. Window Cleaning. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals or of any other Board or body having or asserting jurisdiction.

6. Requirements of Law, Fire Insurance, Floor Loads.

(a) Tenant covenants and agrees that Tenant will not use or suffer or permit any person to use the Demised Premises for any unlawful purpose and that Tenant will obtain and maintain at Tenant’s sole cost and expense all licenses and permits from any and all governmental or quasi-governmental agencies, authorities, departments, bureaus, bodies or officials having jurisdiction of the Demised Premises which may be necessary for the conduct of Tenant’s business therein. Tenant further covenants to comply with applicable laws, resolutions, codes, requirements, decisions, statutes, ordinances, rules and regulations of any governmental or quasi-governmental authority, department, bureau, agency, body or official having jurisdiction over the operation, occupancy, maintenance, alteration and use of the Demised Premises for the purposes set forth herein. Nothing in this paragraph (a) shall require Tenant to make structural repairs or structural alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation, therein (as opposed to the mere use thereof for office purposes) violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Landlord shall comply with all laws with respect to the Building and the Premises which are not the responsibility of Tenant or any other occupant of the Building.

(b) Tenant may, after securing Landlord to Landlord’s satisfaction against all damages, interest, penalties and expenses (including, but not limited to, reasonable attorney’s fees) by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be forfeited, condemned or vacated.

(c) Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building of which the Demised Premises form a part or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of such failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rates for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.

(d) Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration noise and annoyance.

7. Subordination. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute within ten (10) days any certificate that Landlord may reasonably request. Landlord shall use reasonable commercial efforts to obtain a subordination, non-disturbance and attornment agreement with respect to the ground lease affecting the Building substantially in the form of the subordination, non-disturbance and attornment agreement attached hereto as Exhibit “D” with reasonable modifications thereto as requested by Tenant. Landlord shall use reasonable commercial efforts to obtain a subordination, non-disturbance and attornment agreement from the holder of any future mortgage recorded against the Building in such mortgagee’s standard form with reasonable modifications thereto requested by Tenant.

8. Property - Loss, Damage, Reimbursement. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees. Landlord or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work.

9. Destruction, Fire and Other Casualty. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth.

(b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, (i) the damages to the base building installations shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable, (ii) Tenant shall repair and restore in accordance with Article 3 hereof, all fixtures, improvements and betterments installed, or caused to be installed by Tenant, in the Premises, including, without limitation the Landlord’s Work with reasonable dispatch after the casualty.

(c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the base building installations shall have been repaired and restored by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided.

(d) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide in Landlord’s sole and absolute discretion to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth in this Lease for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of paragraphs (b) and (c) of this Article, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control. After any such casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant’s occupancy.

(e) Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance policy in question. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) day s after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant’s Initial Work or any improvements thereafter installed, or caused to be installed by Tenant. Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

(g) In the event of damage to the Building or the Premises, if Landlord is obligated to repair the same under this Article 9 but if Landlord has not completed the required repairs within two hundred and forty (240) days after the date of such damage (unless Landlord has been prevented from proceeding by causes beyond Landlord’s control, including insurance adjustments and negotiations, in which case Landlord shall be entitled to an additional period not to exceed un additional sixty (60) days) and if the damage to the Building and/or the Premises has deprived (and then continues to deprive) Tenant of reasonable access to the Premises and/or the use and enjoyment of the Premises, Tenant may, within thirty (30) days thereafter, terminate this Lease by written notice to Landlord. In the event of damage to the Building or the Premises, if Landlord is obligated to repair the same under this Article 9, but if Landlord’s contractor shall reasonably estimate the time period to complete such repair within sixty (60) days following such damage and if the repairs are not reasonably estimated to be repaired within two hundred forty (240) days after the date of such damage and if the damage to the Building and/or the Premises has deprived (and then continues to deprive) Tenant of reasonable access to the Premises and/or the use and enjoyment of the Premises, Tenant may, within thirty (30) days after receipt of such estimate, terminate this Lease by written notice to Landlord.

10. Eminent Domain. If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said Lease and assigns to Landlord, Tenant’s entire interest in any such award.

11. Assignment, Subletting, Mortgage, Etc.

(a) Other than as expressly set forth in this Lease, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not (i) assign, mortgage or encumber this Agreement or Tenant’s interest in the Demised Premises or any part thereof, nor (ii) underlet or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. However, Landlord’s consent shall not be required and the provisions of Sections (e), (f) and (g) of this Article 11 shall not apply to an assignment or sublease to an entity which (a) owns a majority of the shares and/or other ownership interests of Tenant, (b) the majority of which is owned by Tenant, (c) is owned by the same persons or entities who own Tenant or (d) an assignment of this Lease to any entity into or with which Tenant is merged or consolidated or to an entity that purchases substantially all of Tenant’s assets or ownership interest so long as after such transaction referred to in this subparagraph (d), Tenant’s net worth is not less than the greater of (x) Tenant’s net worth as of the date of this Lease or (y) Tenant’s net worth immediately prior to such transaction. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from any of its obligations hereunder or from obtaining the express consent in writing of Landlord to any further assignment or underletting.

(b) Any transfer, by operation of law or otherwise, of fifty percent (50%) or more of the issued and outstanding shares of capital stock of Tenant (or if Tenant is a partnership or other entity fifty percent (50%) or more of the partnership interests or other ownership interests of Tenant), in a single transaction or a related series of transactions, shall he deemed an assignment of this Lease within the meaning of this Article 11, except for a transferor related series of transfers by reason of bequest, devise or by operation of the laws of intestacy on or as a result of the death of a shareholder or transfers of stock through any nationally recognized stock exchange.

(c) No assignment or transfer shall be effective unless and until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article shall, notwithstanding such assignment or transfer, be binding upon it in the future.

(d) If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anyone other than Tenant, landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

(e) (i) If Tenant desires Landlord’s consent to an assignment of this Lease or to the subletting of all or any part of the Premises for any part of the term of this Lease with respect thereto. Tenant shall notify Landlord of the name of the proposed assignee/sublessee, such information as to the proposed assignee/sublessee’s business financial responsibility and standing as Landlord may reasonably require, and of the material business terms and conditions of the proposed assignment/subletting. Such notice shall be deemed an offer to vacate and surrender, as of the Special Surrender Date (as hereinafter defined), either (1) if Tenant proposes to sublet only a part of the Premises for the balance of the term of this Lease, the space to be demised by the proposed sublease together with such other space, if any, as may be reasonably required for public corridors, toilets and core facilities serving the space so proposed to be sublet (said space(s) being herein collectively called a “Partial Space”) or (2) if Tenant proposes to assign this Lease or to sublet the entire Premises, the entire Premises. The term “Special Surrender Date” shall mean a date to be specified in such notice from Tenant; provided, however, that said date shall not be earlier than forty-live (45) days after the giving of such notice and not later than the effective date of the assignment or the date for the commencement of the term of the proposed subletting Landlord may accept such offer by a notice given to Tenant within thirty (30) days after the receipt of such notice from Tenant.

(ii) If Landlord accepts such offer and such offer pertains to a Partial Space, then effective as of the Special Surrender Date (1) this Lease shall be deemed modified so that the term and estate granted by this Lease with respect to such Partial Space (unless the same shall have expired sooner pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) shall expire on the Special Surrender Date with the same effect as if the Special Surrender Date were the date specified in this Lease for the expiration of the term of this Lease with respect to such Partial Space, (2) the annual fixed Rent payable hereunder, to the extent that such Fixed Rent relates to such Partial Space shall be proportionately abated for each square foot of the rentable area of the Partial Space from and after the Special Surrender Date and (3) the additional rent payable pursuant to this Lease, shall be reduced from and after the Special Surrender Date by the percentage the Partial Space constitutes of the entire Premises (including the Partial Space).

(iii) If Landlord accepts such offer and such offer pertains to the entire Premises, then this Lease shall be deemed modified so that the term and estate granted by this Lease (unless the same shall have expired sooner pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) shall expire on the Special Surrender Date with the same effect as if the Special Surrender Date were the date specified in this Lease for the expiration of the Term hereof and the rent payable hereunder shall be apportioned as of the Special Surrender Date.

(iv) Tenant shall terminate its occupancy of such Partial Space or the Premises, as the case may be, not later than the Special Surrender Date.

(v) In the event of such expiration of the term of this Lease with respect to a Partial Space, any changes, improvements and alterations of any remaining portion of the Premises after the Special Surrender Date (including, but not limited to, the erection of a boundary wall to separate such portion from such Partial Space) made necessary or desirable by reason of such expiration shall be made by Landlord at Tenant’s sole cost and expense.

(f) If Landlord does not accept an offer made by Tenant in a notice given to the Landlord pursuant to paragraph (e) of this Article, Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting referred to in said notice on the terms and conditions set forth in the notice; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

(i) There shall be not more than two (2) subtenants in the Fifth Floor Premises and there shall not be more than one (1) subtenant in the Seventeenth Floor Premises at any one time during the term hereof (excluding any occupants permitted without Landlord’s consent as provided in this Article 11);

(ii) The financial condition and character of, and the nature of the business conducted by, the proposed assignee or subtenant must be satisfactory to Landlord in Landlord’s reasonable discretion;

(iii) Any proposed instrument of assignment or sublease must be submitted to Landlord before the commencement date thereof, accompanied by the financial statements of the proposed assignee or subtenant if such financial statements were not previously delivered to Landlord;

(iv) The sublease must provide that the same is subject to all of the terms and conditions of this Lease and the sublease must provide that in the event of termination of this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, the proposed subtenant agrees to make full and complete attornment to Landlord for the balance of the term of the sublease in accordance with the terms of the sublease, at the option of Landlord at any time during the proposed subtenant’s occupancy of a portion of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord, which the proposed subtenant agrees to execute and deliver at any time within five (5) days after request of Landlord, its successors and assigns, and the proposed subtenant waives the provisions of any law now or hereafter in effect which may give the proposed subtenant any right of election to terminate the sublease or to surrender possession of the Premises in the event any proceeding is brought by Landlord under this Lease to terminate this Lease;

(v) The assignee or subtenant must be subject to service of process in New York State and must carry on a trade or business consistent with the first class nature of the Building (excluding, without limitation, an employment and/or travel agency, a messenger service, a photographic and/or reproduction service, a retail operation at the Premises, the sale of foodstuffs or edibles, a mailing address or telephone answering service, a governmental or quasi-governmental agency, authority, bureau or department, and/or such other businesses, professions or activities as to which Landlord has in writing granted another tenant in said Building a restrictive covenant prohibiting such uses in the Building);

(vi) No assignment or subletting shall relieve Tenant of its obligations or liabilities hereunder, or shall be deemed a consent to a further assignment or subletting;

(vii) Tenant shall not be in default under any of the terms and conditions of this Lease at the time of any notice or request for consent under the terms of this Article and at the effective date of the assignment or the commencement date of such subletting;

(viii) Tenant shall pay as additional rent Landlord’s reasonable attorneys’ fees in connection with Landlord’s consent to such assignment or subletting;

(ix) The assignee or subtenant shall not be a then existing tenant or occupant of the Building;

(x) Any subletting shall not be advertised at a rental rate less than currently being charged by Landlord for comparable space in the Building and for a comparable term, at the time of such subletting; and

(xi) The space proposed to be sublet shall be required to be commercially regular in shape and configuration with appropriate means of ingress and egress suitable for normal renting purposes, and in the event that Landlord exercises its option to recover the space proposed to be sublet pursuant to paragraph A hereof, Landlord shall erect such demising walls and partitions, and perform such other work as may be necessary to separate the space proposed to be sublet, at Tenant’s sole cost and expense.

Landlord’s consent, if any, shall be evidenced by the delivery of, and shall be subject to the terms and conditions of, a consent to assignment or sublease duly executed by Landlord, Tenant and the assignee or subtenant on Landlord’s customary form, as prepared by Landlord, which form shall be reasonably consistent with similar landlord consents for comparable transactions and shall be reasonably acceptable to Landlord, Tenant and such assignee or sublessee.

(g) If Landlord shall give its consent to any sublease and/or any assignment of this Lease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent, fifty percent (50%) of any and all rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant or the assignee, as the case may be, regardless of how such consideration is designated by Tenant and/or the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant’s fixture, leasehold improvements, equipment, furniture or other personal property in excess of the book value of such items on the books and records of Tenant), which is in excess of: (a) the rent and additional rent accruing hereunder during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof and (c) the “Permitted Expenses” (as hereinafter defined). For the purposes of this Lease, the term the “Permitted Expenses” shall be defined as: (i) commercially reasonable brokerage commissions incurred by Tenant in connection with such assignment or sublease; (ii) reasonable advertising costs incurred by Tenant in connection with such assignment or sublease; (iii) reasonable out-of-pocket costs incurred by Tenant in preparing the Premises for such subtenant (but not including any attorneys’ fees), including any work allowance granted by Tenant to such assignee/sublessee; and (iv) reasonable architects’ and engineering fees incurred by Tenant in connection with such assignment or sublease. The sums payable under this paragraph (g) shall be paid to Landlord as and when paid by the subtenant to Tenant.

(h) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by any other party.

(i) Tenant may, without the consent of Landlord, subject to all of the provisions of this Lease, permit portions of the Premises to be used or occupied under so-called “desk sharing” arrangements by any entity with whom Tenant, has a business relationship other than as occupants of the Premises (each such desk or office space user, a “Desk Space User”); provided, that (i) any such use or occupancy of desk or office space shall be without the installation of demising walls separating such desk or office space (except as required by Law), any separate entrance or any signage identifying such Desk Space User, (ii) at any time during the Term, the aggregate of the rentable square footage then used by Desk Space Users shall not exceed more than ten percent (10%) of the rentable area of the Premises, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (iv) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (v) such “desk sharing” arrangement shall terminate automatically upon the termination of this Lease, (vi) Tenant shall receive no rent or other payment or consideration for the use or occupancy of any space in the Premises by any Desk Space User in excess of an allocable share of the Fixed Rent reserved hereunder (other than for reasonable charges for office, clerical, secretarial, messenger and similar services), and (vii) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Article 11. Prior to any such Desk Space User occupying any portion of the Premises, Tenant shall notify Landlord in writing of any Desk Space User in the Premises, which notice shall include (1) the identity of the Desk Space User, along with a description of the nature of the activities to be conducted in the Premises by such Desk Space User, (2) a statement by Tenant that Tenant is in compliance with the provisions of this Section 11(i) with respect to such Desk Space User, (3) if the Desk Space User has been assigned a specific portion of the Premises to use, a floor plan showing the area of the Premises to be occupied by such Desk Space User (which floor plan shall set forth the amount of rentable square feet of the Premises to be used or occupied by such Desk Space User), and (4) a copy of the agreement, if any, relating to the use or occupancy of such portion of the Premises by such Desk Space User.

12. Electric Current. Rates and conditions in respect to submetering or rent inclusion, as the case may be, are set forth in Article 39 below. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building The change at any lime of the character of electric service shall in no wise make Landlord liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain, unless caused by the gross negligence and/or willful misconduct of Landlord. Please see Article 39 for additional provisions regarding electricity.

13. Access to Premises. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times upon reasonable prior notice, which may be oral, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform and such access by Landlord shall not reduce the usable area of the Premises (other than to a de minimis amount) and shall not have a material adverse impact on Tenant’s access to the Premises. Landlord shall use its reasonable commercial efforts in order to minimize any interference with Tenant’s business operations during any access to the Premises, but this shall not be construed so as to require Landlord to perform any work on an overtime or other premium pay basis. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor or ceiling. Landlord may during the progress of any work in the Premises take all necessary materials and equipment into the Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Throughout the term hereof Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building and during the last six months of the Term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises during an emergency, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary by master key or forcibly and provided reasonable care is exercised to safeguard

Tenant’s property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant’s obligations hereunder. Tenant shall have access to the Premises seven (7) days a week, twenty-four (24) hours per day, subject only to landlord’s security rules and regulations.

14. Vault, Vault Space, Area. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

15. Occupancy. Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Building of which the Premises are a part, a copy of which has been delivered to Tenant and Tenant hereby confirms its receipt of the certificate of occupancy. Tenant has inspected the Premises and accepts them as is, subject to the provisions hereof with respect to Landlord’s Work, if any. In any event, Tenant agrees to accept the same subject to violations, whether or not of record, so long as such violations do not materially adversely affect Tenant’s use of the Premises, Landlord shall promptly cure any such violations. Tenant shall use and occupy the Premises for general and executive offices and showroom and for no other purpose whatsoever.

16. Bankruptcy.

(a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor which is not dismissed within one hundred twenty (120) days; or (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant’s interest in this Lease.

(b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to paragraph (a) of this Article, Tenant shall pay to Landlord as liquidated damages the amount determined pursuant to paragraph (d) of Article 18 of this Lease.

17. Default.

(a) If Tenant defaults in fulfilling any of the covenants of this Lease; or if Tenant defaults in making any payment required under this Lease for more than five (5) business days after written notice from Landlord; or if Tenant defaults in complying with any non-monetary term and condition set forth in this Lease for more than twenty (20) days after written notice from Landlord (provided, that in the event of any default with respect to Tenant’s failure to comply with the insurance provisions of this Lease such period shall be reduced to three (3) business days); or if the Premises become abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under §235 of Title II of the U.S. Code (the bankruptcy code); then if any one or more of such events upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant and upon the expiration of said three (3) days this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If the notice provided for in paragraph (a) of this Article shall have been given, and the term shall expire as aforesaid; or if Tenant shall default in the payment of the Fixed Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein require; then and in any of such events Landlord may re-enter the Premises either by force or otherwise to the extent permitted by applicable laws, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. The words “re-enter”, “re-entry” and “re-entering” as used in this Lease are not restricted to their technical legal meanings.

18. Remedies of Landlord and Waiver of Redemption. In case of any default by Tenant re-entry, cancellation, expiration and/or dispossess by summary proceedings or otherwise, then:

(a) the Fixed Rent and the additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration;

(b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions (such as a work allowance or free rent period) or charge a higher or lower rental than that in this Lease; and/or

(c) Tenant or the legal representatives of Tenant shall also pay to Landlord, as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, unless Landlord elects to accelerate the rents under paragraph (d) of this article, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys’ fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. Suit or suits for the recovery of any damages payable by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing in this Lease shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination (as defined below). If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting. Landlord shall be under no obligation in reletting the Demised Premises to give priority to the leasing thereof over other vacant space in the Building of which the Demised Premises are a part.

(d) Landlord, in its sole discretion, in lieu of the damages described in paragraph (c) of this article may elect to require Tenant to pay to Landlord as liquidated damages, and Tenant hereby covenants to pay to Landlord, a sum which represents the then present value (such computation to be made by using a discount rate equal to the then prime rate (i.e., the base lending rate) of Citibank N.A.) of the excess, if any, of (1) the aggregate of the rent reserved herein and the additional rent under Article 37 which, had this Lease not so terminated, would have been payable under this Lease by Tenant for the period from the date of such termination, expiration, re-entry and/or dispossess by summary proceedings or otherwise (any such event a

“Default Termination”) to the date originally specified as the expiration date of this Lease (as the same may have been extended by the exercise by Tenant of any renewal or extension right contained in this Lease or by agreement with Landlord), over (2) the aggregate fair rental value of the Premises for the same period. If the Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair rental value for the Premises, or part thereof, so relet during the term of the reletting.

(e) Upon a Default Termination, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord whether as advance rent, security deposit (and interest thereon, if any) or otherwise, but such monies shall be credited by Landlord against any rent or additional rent due from Tenant subject to Tenant’s right to an accounting as to all such monies, at the time of such termination or re-entry, or at Landlord’s option, against any damages payable by Tenant under this article or pursuant to law. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this article, if any rent additional rent or damages payable hereunder by Tenant to Landlord are not paid within ten (10) days after notice, the same shall bear interest at the rate set forth in Article 45 hereof from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder. For the purpose of computing under paragraphs (c) and (d) of this article the amount of additional rent which would have been payable by Tenant under Article 37 for each Lease Year after a Default Termination, additional rent within any such Lease Year shall be deemed to be an amount equal to the amount of additional rent payable by Tenant for the Lease Year immediately preceding the Lease Year in which such Default Termination occurs (or if the Default Termination occurs prior to the end of the first Lease Year then Landlord’s reasonable estimate of what additional rent would have been had the Lease commenced one year earlier), increased each year by the percentage increase in additional rent for the immediately preceding Lease Year over the additional rent for the twelve-month period prior thereto (or, if the lease term did not occur throughout such prior years, Landlord’s reasonable estimate of what such increase would have been had the term occurred during such years).

(f) Nothing in this Lease shall be construed as limiting or precluding the recovery by landlord against Tenant of any sums or damages to which, in addition to the damages specified above. Landlord may law fully be entitled by reason of any default under this Lease on the part of Tenant. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed al law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

19. Default, Fees and Expenses. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may after reasonable prior notice (except that no notice shall be required in event of an emergency) perform the obligation of Tenant thereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant’s Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

20. Building Alterations and Management. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason or Landlord’s imposition of such controls of the manner of access to the Building by Tenant’s social or business visitors as the Landlord may deem reasonably necessary for the security of the Building and its occupants.

21. No Representations by Landlord. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Subject to the performance of the Landlord’s Work, Tenant has inspected the Building and the Premises and is thoroughly acquainted with their condition and agrees to take the same “as is” and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, other than latent defects and any punchlist items with respect to Landlord’s Work. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change modification discharge or abandonment is sought.

22. End of Term. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property, including, without limitation, at Landlord’s option, cabling, wiring and related equipment installed in the Premises and/or the Building on behalf of Tenant which connects the Fifth Floor Premises to the Seventeenth Floor

Premises (but Tenant shall be permitted to leave any such cabling and wiring within each of the Fifth Floor Premises and the Seventeenth Floor Premises), Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

23. Quiet Enjoyment. Landlord covenants and agrees with Tenant that Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 17 and Article 18 hereof and to the ground leases, underlying leases and mortgages herein mentioned.

24. Failure to Give Possession. If Landlord is unable to give possession of the Premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the Commencement Date shall be postponed and the rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord’s inability to obtain possession) until after Landlord shall have given Tenant written notice that the Premises are available for Tenant’s occupancy, if permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the date specified at the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

25. No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, herein set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord or payment by Tenant of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy set forth in this Lease. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have any power to accept the keys of the Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

26. Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action,

proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4, except for mandatory/compulsory counterclaims which, if not interposed, would be waived.

27. Inability to Perform. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord’s reasonable control, including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

28. Notices. Except as expressly provided to the contrary in this lease, all notices under this lease shall be in writing and shall be made either by (i) hand delivery with written receipt thereof or (ii) by registered or certified mail, return receipt requested, postage prepaid, or nationally recognized overnight courier service, as follows:

To Tenant:	After the Commencement Date, to the Premises, attention Mr. Ed Neumann.

Before the Commencement Date to:

8 West 40th Street New York, New York 10018 Attention: Mr. Ed Neumann

To landlord:	c/o Herald Square Properties
885 Third Avenue, 19th Floor New York, New York 10022
Attention: Mr. Gerry Nocera

Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord’s mortgagee after receiving notice from Landlord of the mortgagee’s name and address. All notices shall be deemed given when either delivered to the recipient, if delivery by hand or overnight delivery is made, or two (2) business days after the notice is by registered or certified mail is made.

29. Services Provided by Landlord.

(a) Landlord shall provide, (i) necessary passenger elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and have one elevator subject to call at all other times and a freight elevator on business days from 8:00 a.m. to 6:00 p.m. on a non-exclusive first come first served basis; ( ii) heat to the Premises when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. and (iii) hot and cold water for ordinary lavatory and office pantry purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole judge), Landlord may install a water meter at Tenant’s expense which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered. Tenant acknowledges and agrees that, as of the date hereof, the minimum charge for additional services (including, without limitation, freight elevator and air conditioning) is four (4) hours for non business hours and on Saturdays, Sundays and legal holidays and Landlord shall not provide heat on the weekend. Provided Tenant shall keep the Premises in order, Landlord, at Landlord’s expense, shall cause the Premises to be cleaned, exclusive of any portions of the Premises used for the storage, preparation, service or consumption of food or beverage or otherwise requiring cleaning services in excess of those generally furnished to professional office areas. Tenant, at Tenant’s expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing cleaning or extermination services, other than persons first approved by Landlord. Tenant hereby acknowledges that any cleaning contractor used for the Premises must be a union contractor. Any additional cleaning of the Premises done by Tenant shall be performed in a manner reasonably satisfactory to Landlord. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times, other than Building Hours (i.e., 8:00 a.m. to 5:00 p.m.). Landlord and its cleaning contractor and their employees shall have the use of Tenant’s light, power and water in the Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Premises. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish normally accumulated in the daily routine of ordinary business office occupancy. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable within five (5) days of rendition as additional rent.

(b) Landlord shall provide Tenant with up to fifteen (15) hours, on an after hour basis, of free exclusive use of the freight elevator during its initial move into the Premises. Tenant shall be required to schedule such freight elevator use with Landlord.

(c) Landlord reserves the right to stop, interrupt, curtail or suspend the services furnished by Landlord to Tenant under this Lease when necessary by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as reasonably possible so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will permit, except that nothing shall be construed so as to require Landlord to employ overtime help. No diminution or abatement of rent or additional rent or other compensation or claim of constructive eviction shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such stoppage, interruption, curtailment or suspension.

30. Captions. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions (hereof.

31. Definitions. The term “office, or “offices”, wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale at any lime, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Landlord” or “Landlord” means a landlord or lessor, and as used in this Lease means only the Landlord, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder The term “business days” or “Business Days” as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable operating engineers contract with respect to heating, ventilating and air-conditioning services.

32. Adjacent Excavation - Shoring. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made. Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

33. Rules and Regulations. Tenant and Tenant’s servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations annexed hereto as Exhibit “B” and by this reference made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agent may from time to time adopt Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulation or terms, covenants or conditions in any other Lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding anything to the contrary contained herein, Landlord agrees to enforce such Rules and Regulations on a uniform basis and in a non-discriminatory manner. In the event of a conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease shall prevail.

34. Security Deposit.

(a) Tenant shall deposit with Landlord upon the execution and delivery of this Lease a cash security deposit or a letter of credit in the amount of Two Hundred Fifty-Two Thousand One Hundred Forty-Two Dollars ($252,142.00) (the “Security Deposit”) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms provisions and conditions of this Lease, including but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If, as a result of any application by Landlord of all or any part of the Security Deposit, the amount of cash so on deposit with Landlord shall be less than that required pursuant to this paragraph (a), Tenant shall forthwith deposit with Landlord cash in an amount equal to the deficiency.

(b) If Landlord draws upon the Security Deposit then any cash received from the letter of credit shall be placed in an interest-bearing account, and all interest except for one percent (1%) per annum of the principal amount of the Security Deposit, but in no event more than the interest earned (which shall be retained and applied by Landlord as an administration charge in connection with the maintenance of the security account) shall be paid to Tenant annually upon receipt of written request from Tenant therefor.

(c) If at the expiration of the term of this Lease Tenant shall not be in default in the payment of any rent or additional rent or in the keeping of any of the other terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within thirty (30) days after the later of the date fixed as the end of the Lease term and the date of delivery to Landlord of entire possession of the Premises in the required condition.

(d) (i) If Tenant elects to deliver a letter of credit to Landlord as and for the Security Deposit, the letter of credit shall be a clean, irrevocable, evergreen letter of credit in the amount equal to the Security Deposit in form and substance acceptable to Landlord in landlord’s sole and absolute discretion, in favor of Landlord, payable in New York, New York, and issued by a bank which is under the supervision of the Superintendent of Banks of the State of New York or by a national bank which is a member of, or subscriber to, the New York clearing house; provided, however, that Landlord shall accept the letter of credit issued by Silicon Valley Bank so long as it may be presented in New York or if outside of New York by facsimile or by nationally recognized overnight courier. Notwithstanding anything to the contrary in this Lease, the form of the letter attached hereto as Exhibit “E” is hereby approved by Landlord. The letter of credit (as the same may be renewed from time to time as hereinafter provided) shall be maintained for the entire term of this Lease plus a period of thirty (30) days thereafter. The letter of credit shall be irrevocable, shall be in effect for an initial period of not less than one (1) year, and shall provide that the same shall be automatically renewed for successive one (1) year periods ending not earlier than thirty (30) days after the expiration of the term of this Lease, without any action whatsoever on the part of Landlord. The issuing bank shall have the right to elect not to renew such letter of credit only on written notice to Landlord given not less than thirty (30) days prior to the then current expiration date thereof. However, the privilege of the issuing bank to elect not to renew said letter of credit shall not diminish the obligation of Tenant to maintain such irrevocable letter of credit with Landlord through the date which is not earlier than thirty (30) days after the expiration of the term hereof.

(ii) The form of the letter of credit shall be acceptable to Landlord in its sole and absolute discretion and each letter of credit shall provide, among other things, that;

(1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the extent of the face amount of the letter of credit upon presentation to the issuing bank of Landlord’s (or its then managing agent’s) certified statement that Landlord is entitled to draw such amount under the provisions of this Lease (it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer, if a corporation, a general partner, if a partnership, or any authorized party, if another entity); and

(2) the letter of credit will be honored by the issuing bank upon the delivery of the aforesaid statement without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the contents of such statement.

(iii) Tenant specifically acknowledges and agrees that Landlord’s acceptance of a letter of credit as herein provided is solely an accommodation to Tenant and, if at any time during the term hereof such letter of credit is to be withdrawn, canceled or modified in any manner (other than with respect to a change of address or other purely ministerial manner), or if Tenant shall default in, or fail to keep, observe or perform any of the terms, covenants, conditions, provisions or agreements hereunder, beyond notice (if required) and the expiration of any applicable grace period, then, in any such events, Landlord may draw the full amount of such letter of credit and retain the proceeds thereof as a cash Security Deposit in accordance with the provisions of this Article. Landlord shall deliver to Tenant a copy of any statement submitted by Landlord to the issuer of the letter of credit in connection with a drawing thereunder after such statement is submitted by the issuer of the letter of credit.

(iv) In the event of a transfer of Landlord’s interest in the Building, Landlord shall have the right, upon written notice to Tenant, which notice shall include the identity of the transferee, to transfer and deliver the letter of credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be automatically released by Tenant from all liability therefor thereafter arising, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the said letter of credit to a new landlord. Tenant covenants and agrees to pay the issuing bank’s transfer fee, if any, in connection with any such transfer. Tenant covenants and agrees that it will not assign or encumber said letter of credit, or any part thereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(v) If the letter of credit expires earlier than thirty (30) days after the expiration of the term of this Lease or if the issuing bank notifies Landlord that it will not renew the then current letter of credit, Landlord will accept a replacement thereof (such renewal to be in effect not later than thirty (30) days prior to the expiration of the then expiring letter of credit) upon the terms and conditions required by this Article. If the letter of credit is not timely renewed or replaced, Landlord may present the existing letter of credit to the issuing bank prior to its expiration. The entire sum evidenced thereby shall be paid to landlord and thereafter held as cash security in accordance with the provisions of this Article. If Tenant fails to maintain the letter of credit in the amount and on the terms and conditions set forth in this Article, and Landlord does not present same prior to expiration of the letter of credit. Tenant, not later than the date of expiration of such letter of credit, must deposit with Landlord cash in the amount of security then required to be on deposit with Landlord under this Article as cash security to be held and applied by Landlord as provided in this Article.

(vi) If, as a result of any presentation and subsequent application of the proceeds of all or any part of the letter of credit, the amount available to be drawn thereon shall be less than the amount of security then required to be on deposit with Landlord under this Article, Tenant shall forthwith provide Landlord with additional cash or letters) of credit in an amount equal to such deficiency.

(e) Notwithstanding anything to the contrary contained herein, Tenant may, from time to time, and at any time during the term hereof, upon written notice to Landlord, substitute cash security for any then-existing letter of credit, or substitute a letter of credit for cash security, provided such substituted Security Deposit is in the amount of security then required to be on deposit under this Lease.

35. Estoppel Certificate. Tenant, at any time, and from time to time, within twenty (20) days’ of written request by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person specified by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Landlord under this Lease, and, if so, specifying each such default, and certifying as to such other matters as

Landlord may reasonably request. Breach of the foregoing will constitute Tenant’s acknowledgment which may be relied on by any person holding or proposing to acquire an interest in the Building or this Lease, that this Lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on Landlord’s part which may exist prior to the date of such notice. Landlord, at any time, and from time to time but not more than once during any twelve (12) month period, within twenty (20) days’ of written request by Tenant, shall execute, acknowledge and deliver to Tenant, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Tenant under this Lease, and, if so, specifying each such default. The foregoing shall not limit any other rights and remedies available to Landlord or Tenant for breach of this Article.

36. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their permitted assigns.

37. Real Estate Tax Escalations.

(a) For each fiscal year (or portion thereof) of the City of New York during the term of this Lease, Tenant covenants and agrees to pay as additional rent (“Tenant’s Tax Payment”), without set-off, counterclaim or deduction, 8.53% (herein, the “Tenant’s Proportionate Share”) of the excess of Real Estate Taxes (as hereinafter defined), for such year over and above the amount of Real Estate Taxes payable by Landlord for the period commencing January I, 2012 and ending December 31, 2012 (the “Base Tax Year”). If, by virtue of any application or proceeding brought by or on behalf of Landlord, (here shall be a reduction of the assessed valuation of the land and/or Building containing the Premises for any fiscal year which affects the Real Estate Taxes, or part thereof, for which additional rent has been paid by Tenant pursuant to this Article, such additional rent payment shall be recomputed on the basis of any such reduction and Landlord will credit against the next accruing installments of additional rent due under this Article 37 after receipt by Landlord of a tax refund, any sums paid by Tenant in excess of the recomputed amounts, less a sum equal to Tenant’s Proportionate Share of all costs, expenses and fees, including, but not limited to, attorneys’ fees, incurred by Landlord in connection with such application or proceeding.

(b) For the purposes of this Lease, the term “Real Estate Taxes” shall mean the total of all real property taxes and special or other assessments and/or vault charges levied, assessed or imposed at any lime by any governmental authority or against the Building (including, without limitation, business improvement district taxes and any replacement and/or substitution with respect to same), and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against the Building and any business improvement district charges, taxes and/or assessments. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of, additions to, or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the terms of this Lease unexpired at the time of the imposition of such assessment, shall be included in “Real Estate Taxes”. If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in Real Estate Taxes, for each year in which such installments may be paid, the installments of such assessments so becoming payable during such year, together with interest payable during such year.

(c) Any amount payable under this Article shall be billed by Landlord to Tenant as additional rent and shall be due and payable within twenty (20) days after Landlord renders a bill therefor to Tenant, but in no event more than thirty (30) days prior to the date payable by Landlord to the taxing authority. Bills for any items included in Real Estate Taxes shall be sufficient evidence of the amount of Real Estate Taxes and for the purposes of the calculation of the amount of additional rent to be paid by Tenant pursuant to this Article. Any additional rent payable pursuant to this Article for any partial fiscal or calendar year, as the case may be, at the commencement or at the expiration of the term hereof, shall be adjusted in proportion to the number of days in such partial fiscal or calendar year during which this Lease is in effect. The obligation of Tenant with respect to the payment of any additional rent pursuant to this Article applicable to the last fiscal or calendar year and/or partial fiscal or calendar year of the term of this Lease shall survive the expiration of the term of this Lease. The failure of Landlord to render bills for Real Estate Taxes under the provisions of this Article shall not prejudice the right to Landlord to thereafter render said bill or bills for such fiscal or calendar year or any subsequent fiscal or calendar years, provided Landlord renders a bill for a particular period to Tenant within three (3) years following the period which is the subject of the bill.

(d) Intentionally omitted.

(e) If the Real Estate Taxes for any period change, whether during or after such tax year, Landlord may give Tenant a revised statement for such year, and Tenant’s Tax Payment for such year shall be adjusted and paid by Tenant to Landlord, or credited by landlord to Tenant, as the case may be. If the Real Estate Taxes subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Real Estate Taxes for the purpose of computing any additional rent payable pursuant to this Article shall be the Real Estate Taxes as so adjusted, corrected or reduced. Until the Real Estate Taxes are so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Real Estate Taxes and upon such adjustment correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any additional rent found due by such recomputation within fifteen (15) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation).

(f) If at any time, Real Estate Taxes are required to be paid in annual, monthly, quarterly, or other installments, or on any date or dates other than as presently required, whether to any government entity or in escrow under to any mortgagee, then, at Landlord’s option, Tenant’s Tax Payment shall be correspondingly rescheduled so that Tenant’s Tax Payment is due at least thirty (30) days before such payments are due. Tenant shall receive no discount or credit as the result of any prepayment of taxes.

38. Reserved

39. Electric Current.

(a) Electric current shall be supplied to Tenant at the Premises in accordance with, and subject to, the provisions of this Article.

(b) Submetering Basis. Except as otherwise provided in this Article, electric current shall be supplied by Landlord during the term of this Lease pursuant to the provisions of this paragraph (b), Landlord has installed, at Landlord’s expense, a submeter (the “Submeter”) to measure the Tenant’s consumption and demand of electricity. Landlord shall pay for the cost and expense of the maintenance and repair of the Submeter, unless such maintenance and/or repair was necessitated as a result of an act of Tenant. The amounts on the Submeter shall be binding and conclusive on Tenant absent manifest error. Tenant covenants and agrees to purchase electricity from Landlord or Landlord’s designated agent, at the charges, taxes, terms and rates payable by Landlord’s, from time to time, in connection with the supply of electric current to the Building of which the Premises are a part, plus an amount equal to five percent (5%) of such charges to cover Landlord’s costs and expenses incurred in administering the provisions of this Article. The amount payable by Tenant shall increase in the same proportion as any increases after the date hereof in the charges, taxes, terms or rates payable by Landlord in connection with the supply of electric current to the Building. When more than one meter measures the electrical service to the Premises the service rendered through each meter shall be totalized and billed as one meter in accordance with the charges taxes terms and rates stated herein, bills shall be rendered at such times as Landlord may elect (but not more frequently than monthly) and, commencing on the earlier of (i) Tenant’s occupancy of all or any portion of the Premises or (ii) the commencement of the term of this Lease, the amounts as computed from meter readings shall be deemed to be, and be paid as, additional rent without set-off or deduction. Tenant shall pay for all electrical energy used by the air-conditioning and ventilating equipment serving the Premises in accordance with this Article 39. Landlord shall provide six (6) watts per rentable square foot of electricity to the Premises exclusive of electricity required to operate the base Building heating, ventilating and air conditioning system.

(c) Direct Meter Basis. Landlord may elect at any time to discontinue supplying electric current to Tenant at the Premises in the manner referred to in paragraph (b) of this Article if Landlord is then terminating the supply of electric current to two-thirds (2/3) of the occupants of the Building. If Landlord discontinues supplying electric current to the Premises, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, (i) from and after the effective date of the commencement of direct usage by Tenant from such public utility corporation Landlord shall not be obligated to furnish electric current to Tenant and (ii) Landlord will not discontinue the furnishing of such electric current to Tenant until such time as Tenant has obtained such electric current directly from the public utility corporation servicing the Building of which the Premises are a part, provided that Tenant shall have made, with due diligence, application to such public utility corporation, unless Landlord is required to do so by any applicable law, rule or regulation or by the public utility corporation. If Landlord so discontinues supplying electric current to Tenant on a “submetering” basis, Tenant shall arrange to obtain electric current directly from the public utility corporation supplying electric current to the Building, and pay all charges therefor directly to such public utility corporation. In such event, all meters, additional risers, equipment and other facilities which may be required for Tenant to obtain electric current directly from such public utility corporation shall be installed by Landlord at Landlord’s expense. Tenant shall be permitted to use, at no additional cost to Tenant, any existing risers, equipment, and other facilities which previously supplied electric current to the Demised Premises, to the extent that the same are safe and suitable. Any such installation shall be maintained by Landlord, at its sole cost and expense, and shall be subject to such conditions as Landlord may reasonably require and/or the public utility corporation may require. If Landlord shall not furnish electric current to Tenant, Landlord shall not be liable to Tenant therefor as long as Landlord has complied with the provisions of this Article, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued.

(d) At Tenant’s option, Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then established charges therefor of Landlord or its designated contractor, as the case may be.

(e) If any tax is imposed upon Landlord’s receipts from the sale or resale of electrical energy (whether by rent inclusion or submetering) to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law. Tenant’s pro rata share of such taxes shall be passed on, and included in the bill of, and paid by, Tenant to Landlord. All sums due and payable to Landlord under this Article 39 shall be payable as additional rent. If all or part of the amounts payable by Tenant under this Article 39 for electrical energy (whether by rent inclusion or submetering) becomes uncollectible or reduced or refundable by virtue of any law, order or regulation, the parties agree that, at Landlord’s option, in lieu of electrical rent inclusion, and in consideration of Tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of the consultant’s fees and other distribution expenses, the fixed annual rent payable under this Lease shall be increased by an amount equal to the Electricity Additional Rent, such sum being increased in the same percentage as any increases that would have resulted as a result of adjustments under this Article 39.

(f) Landlord has advised Tenant that Consolidated Edison (the “Electric Service Provider”) is currently the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider. Tenant shall at no cost to Tenant, cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, unless caused by the gross negligence and/or willful misconduct of Landlord.

(g) Landlord shall not be liable to Tenant for any reduction in service, failure, or defect in the supply or character of electric current furnished to the Premises where such reduction in service, failure, or defect is required by Laws or results from any requirement, act or omission of the public utility supplying electricity to the Building, unless due to the gross negligence or willful misconduct of Landlord.

(h) In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

(i) Tenant’s use of electric energy in the Premises shall not at any time, in the reasonable judgment of Landlord, (i) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or (ii) cause or result in any impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers or feeders serving the Building. In order to prevent the occurrence of any of the events described in the preceding sentence and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment (other than customary office equipment and appliances) to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

40. Cleaning. If Tenant undertakes any waxing, polishing or cleaning work in the Premises, Tenant covenants and agrees to use for such work only the contractor then providing cleaning services on behalf of Landlord in the Premises, provided that the prices charged by Landlord’s contractors) are comparable to the prices charged by other reputable contractors performing similar services for other Manhattan office buildings for the same work. Tenant covenants and agrees that it shall not employ any other cleaning or maintenance contractor nor any individual firm or organization for such purpose without Landlord’s prior written consent. Landlord shall clean the Premises in a Building standard manner at Landlord’s expense.

41. Indemnity. Tenant covenants and agrees to indemnify and save harmless Landlord and any fee Landlord and any mortgagee and any lessor under any ground or underlying lease, and their respective contractors, officers, agents, employees, licensees and invitees (collectively, the “Indemnified Parties”), from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses, including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding whether incurred in a third party action or in an action brought by the indemnifying party (collectively, “Liabilities”), to which the Indemnified Parties may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons (including, without limitation, any of the Indemnified Parties) or damage to property (including any loss of use thereof) (i) arising from or in connection with the occupancy or use of or from any work, installation or thing whatsoever done in, at or about the Premises during the term of this Lease caused by Tenant (or prior to and/or subsequent thereto, if Tenant is then in possession of, or otherwise exercises any control over, the Premises or any part thereof), (ii) arising from any condition of the Premises caused in whole or in part by Tenant, or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees, (iii) resulting from any default by Tenant in the performance of Tenant’s obligations under this Lease, or (iv) resulting from any negligent acts or omissions of Tenant or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees, provided that Tenant shall not be responsible for Liabilities resulting directly from the negligence or willful misconduct of the Indemnified Parties. Landlord agrees not to unreasonably withhold or delay its consent to attorneys proposed by Tenant to provide the defense of the Indemnified Panics with respect to any of the Liabilities.

42. Installations. Tenant acknowledges and agrees that Landlord shall have no obligation, liability or responsibility of any nature regarding the suitability, performance or otherwise, of any tenant finish installations at any time made in the Premises by or for Tenant or existing in the Demised Premises on the commencement date of the term of this Lease other than defects with respect to the Landlord’s Work which shall be Landlord’s obligation to repair, and Tenant agrees to maintain and/or replace, if necessary, all of the same. As used in this Article the term “installations” shall include, without limitation, carpeting and/or other floor covering materials. Landlord shall make available to tenant any warranty received by Landlord from contractors and subcontractors with respect to the Landlord’s Work.

43. Limited Recourse. Tenant agrees that, notwithstanding any contrary provisions of this Lease, Tenant shall look only to the Landlord’s estate and property in the Building of which the Premises are a part for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder, and no other property or assets of the Landlord or any partner, member, officer, director or shareholder thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

44. Additional Rent. All sums whatsoever not included within rent or additional rent and payable by Tenant under this Lease shall constitute additional rent and shall be payable without set-off or deduction, whether or not so specified elsewhere in this Lease, other than as expressly set forth in this Lease.

45. Late Payment.

(a) In the event that any payment to be made by Tenant hereunder shall become overdue for a period in excess of five (5) days, a “late charge” equal to four percent (4%) of the overdue payment may be charged by Landlord and shall be payable by Tenant as additional rent on the first day of the month following Landlord’s demand therefor.

(b) Time shall be deemed of the essence with respect to the payment of rent and additional rent by Tenant under this Lease. In addition to the late charge set forth in Section 45(a), all sums in arrears under this Lease for a period in excess of twenty (20) days will bear interest at an annual rate of interest equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the then maximum annual rate of interest chargeable to Tenant under New York State law, from their respective due dates until received by Landlord. The foregoing provisions of this Article 45 shall in no way limit any claim for damages or any other rights and remedies available to Landlord for any breach or default by Tenant.

(c) If Tenant is in arrears in the payment of rent or additional rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payments made by Tenant to any item Landlord sees fit irrespective of and notwithstanding any designation or request by Tenant as to the item against which any such payments shall be credited.

46. Payment on Account. No payment by Tenant or receipt by Landlord of a lesser amount than any amount of rent or additional rent due shall be deemed to be other than on account of the amount due and no endorsement or statement on any check or payment shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such amount due or pursue any other remedies available to Landlord.

47. Survival. Any obligation of Landlord or Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

48. Broker. Each party represents and warrants to the other party that the only agent or broker with whom each party has dealt in connection with the negotiation and execution of this Lease is Cassidy Turley New York, Inc. and Newmark Knight Frank, Inc. in its capacity as the leasing agent for the Building (collectively, the “Broker”). Landlord agrees to pay Broker a brokerage commission pursuant to separate written agreements. Each party covenants and agrees to pay, indemnify and hold the other party harmless from and against any and all claims for commissions and other compensation made by any other agent(s) and/or brokers) together with all costs and expenses incurred by the other party in defending such claims (including, without limitation, reasonable attorneys’ fees) as a result of the breach of any of the aforesaid representations, warranties or covenants by any such party. The terms and provisions of this Article 48 shall survive the expiration or earlier termination of this Lease.

49. Air Conditioning. Landlord shall provide base Building air conditioning to the Premises during the following hours: 8:00 a.m. through 6:00 p.m. Monday through Friday on normal business days. Landlord hereby covenants and agrees that air conditioning facilities servicing the Premises shall be in working order on the Commencement Date Tenant shall be permitted to use such air conditioning facilities during the term of this Lease. Landlord agrees to maintain such air conditioning facilities at its expense during the term of this Lease. Tenant shall use such air conditioning system in accordance with the reasonable rules and regulations of Landlord and the instructions of the manufacturer. Title to the air conditioning facilities shall be and remain with Landlord at all times. Landlord throughout the term of this Lease shall have free and unrestricted access at reasonable times and upon reasonable advance notice (except in the event of an emergency or if Landlord is required to comply with any law or if Landlord may be subject to civil or criminal penalty or fine), which notice may be telephonic, to any and all air conditioning facilities in the Premises. Tenant may use the Building air-conditioning at times other than normal business hours on business days at a cost of One Hundred Seventy-Five Dollars ($175.00) per hour, which amount may be raised by Landlord to the extent Landlord’s costs increase and if Landlord raises such rates for the tenants at the Building, but Landlord shall not raise such rate prior to the first (1st) anniversary of the Commencement Date. Tenant at Tenant’s sole cost and expense, shall be permitted to install and operate a condenser water supplemental heating, ventilating and air-conditioning system (“HVAC”) during the term of this Lease. Landlord shall provide Tenant with up to two (2) tons of condenser water to the Premises for Tenant’s supplemental heating, ventilation and air-conditioning system on a twenty-four (24) hour, seven (7) days per week basis. Tenant shall pay Landlord an amount equal to Three Hundred Fifty Dollars ($350.00) per ton per annum for condenser water, which amount may be raised by Landlord during the term of this Lease to reflect actual increases in Landlord’s cost. In addition, if Tenant installs such supplemental HVAC system, Tenant shall be responsible to pay and/or reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord in connection with the installation and operation of the supplemental HVAC system. Landlord hereby agrees that Tenant shall not be required to pay a “tap-in” fee for the condenser water for the supplemental HVAC system.

50. Reserved.

51. Consents. If in this Lease it is provided that Landlord’s consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for monetary damages by reason of withholding its consent or approval or under any other circumstances whatsoever.

52. Rent Laws. (a) If at any time prior to, during or subsequent to the term of this Lease, the annual rental rate, additional rent and/or any other amounts payable by Tenant to Landlord pursuant to this Lease thereinafter collectively referred to as “Rents”) shall be or become uncollectible, reduced or required to be refunded, or shall be limited, prohibited or in any way restricted for any period of time, by virtue of any Federal, state, municipal, public, governmental or quasi-governmental law, decision, statute, ordinance, order, rule, requirement, regulation or direction of any public officer or body (hereinafter individually and collectively referred to as “Rent Restriction”) or if any such Rent Restriction shall in any way adversely affect the terms and conditions of this Lease as originally contemplated and intended by and between Landlord and Tenant, then in any of such events, Tenant hereby covenants and agrees to enter into promptly such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to allow Landlord to collect the maximum Rents which from time to time during the continuance of any Rent Restriction may be legally permissible, but not in excess of the amounts provided under this Lease. Upon the termination or repeal of any Rent Restriction or following any order, decision, or ruling that substantially restrains or prohibits the enforcement of any Rent Restriction: (i) the Rents shall become and thereafter be payable in accordance with the amounts originally contained herein for the period following such termination, repeal, restraint or prohibition, all calculated as though there had been no intervening Rent Restriction; and (ii) Tenant shall immediately pay to Landlord, as additional rent, to the maximum extent legally permissible, an amount equal to (x) the Rents which would have been payable pursuant to this Lease but for the Rent Restriction, less (y) the Rents paid by Tenant during the period the Rent Restriction was in effect.

(b) Supplementing the provisions of paragraph (a) of this Article 52 but not in limitation thereof, if prior to or during the term hereof, any Rent Restriction is adopted, enacted or becomes effective, which grants Tenant any rights and/or privileges beyond the date originally scheduled for the expiration of this Lease or the sooner termination of the term hereof, Tenant hereby expressly waives any-such rights and/or privileges.

(c) The aforesaid provisions of this Article shall be in addition to and not to the exclusion of any other remedies or payments that may be available to Landlord or to which Landlord is entitled under this Lease, at law, or in equity, including, but not limited to, damages for holding over.

53. Fees. If Tenant or (with Tenant’s authorization) any subtenant requests Landlord’s consent or approval to alterations, assignment, subletting or any other matter or thing requiring Landlord’s consent or approval under this Lease, including, without limitation Tenant’s Plans (as hereinafter defined) and if in connection with such request Landlord seeks the advice of its independent, third party attorney s, architects and/or engineers, then Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Landlord in connection with such request) that Tenant pay the reasonable out-of-pocket fees of Landlord’s attorneys, architects and/or engineers in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

54. Sales Taxes. If any sales taxes are or shall be imposed upon Landlord in connection with the services to be provided by Landlord to Tenant in accordance with the terms of this Lease, Tenant covenants and agrees that, where permitted by law, Tenant shall pay to Landlord, upon demand. Tenant’s pro rata share of such taxes or charges, as additional rent, without set-off or deduction.

55. Agent. Landlord represents to Tenant, and Tenant acknowledges and agrees that, in addition to Landlord, Landlord’s managing agent, and Landlord’s attorneys have been granted express authority to duly and effectively render all notices that may be required to be given to Tenant by Landlord in accordance with the terms, covenants, provisions, agreements and conditions of this Lease. Tenant further agrees to waive any and all claims it may have against Landlord, its attorneys and/or agents with respect to the authority or ability each of the foregoing to render such notices for and on behalf of Landlord. Landlord may, from time to time, change the designation of such attorneys and/or agents upon prior written notice to Tenant.

56. Surrender; Holdover.

(a) No employee of Landlord or Landlord’s agent shall have any power to accept the keys of the Premises prior to the termination of the Lease. The delivery of key s to an employee of Landlord or Landlord’s agent shall not operate as a termination of the Lease or a surrender of the Premises.

(b) If the Premises are not surrendered upon the expiration or sooner termination of this Lease, then from and after the tenth (10th) day after the Expiration Date, Tenant hereby indemnifies Landlord against liability resulting front delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. If Tenant remains in possession of the Premises after the expiration or sooner termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month and such tenancy shall not be deemed to extend or renew the term of this Lease, and Tenant shall pay to Landlord for use and occupancy of the Premises an amount equal to one and one-half (1 1/2) times the monthly installment of the annual rental rate and additional rent which was payable by Tenant to Landlord during the last month of the term hereof for the first thirty (30) days of such holdover and thereafter, the greater of (i) two (2) times the monthly installment of the annual rental rate and additional rent which was payable by Tenant to Landlord during the last month of the term hereof, or (ii) the then fair market rental value of the Premises as determined by Landlord, for each month or any part thereof, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy . Neither the billing nor the collection of rent for use and occupancy during such holdover in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant’s failure to vacate the Premises on or before the expiration or sooner termination of this Lease. Tenant’s obligations under this Article 56 shall survive the expiration or sooner termination of this Lease.

57. Insurance. (a) Tenant covenants and agrees, at its sole cost and expense, to obtain and, at all times during the term of this Lease, keep in force in responsible insurance companies which (i) are licensed to do business in the State of New York; (ii) have a policyholders’ rating of not less than “A” in the most current edition of Best’s Insurance Reports; and (iii) shall be in form and substance as Landlord shall reasonably approve, the following insurance policies with respect to the Premises: (i) comprehensive general liability insurance, including a cross liability endorsement, with a limit in an amount not less than FIVE MILLION DOLLARS ($5,000,000.00) combined single limit for bodily injury and property damage liability in any one occurrence; (ii) fire and extended coverage insurance on an “all-risk” basis, on the contents of the Premises, including, but not limited to, all personal property, inventory, equipment, furnishings, furniture and the trade fixtures installed therein by Tenant, with a limit in an amount not less than the full “replacement cost” thereof; (iii) “betterments and improvements” insurance on any and all changes, improvements, alterations, betterments and installations made or paid for by Tenant in or to the Premises, including, without limitation, Tenant’s Initial Work, with a limit in an amount not less than the full “replacement cost” thereof; (iv) Workers’ Compensation and Employer’s Liability insurance in accordance with all applicable Laws; and (v) such other insurance and in such amounts as may from time to time be reasonably required by Landlord in conformity with the requirements of other owners of comparable buildings in the immediate vicinity of the Building of which the Premises are a part, or the holder or holders of any mortgages to which this Lease is or shall be subordinate. Such insurance shall cover all risk of direct physical loss or damage, including but not limited to, water leakage, overflow and sewer and drain build-up and shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Nothing in this Article 57 shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article 57 under a blanket and/or umbrella insurance policy or policies covering other properties as well as the Premises; provided, however, that any such policy or policies of blanket insurance (i) shall specify therein, or Tenant shall furnish Landlord with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Premises, which amounts shall not be less than the amounts required by this Article 57, (ii) shall be in such amounts as shall be sufficient to prevent Tenant from becoming a co-insurer within the terms of the applicable policy or policies, and (iii) shall, as to the Premises, otherwise comply with the terms and conditions of this Article 57.

(b) The insurance policies: (i) shall be in the names of Landlord and Tenant (as their respective interests may appear) and shall name in the liability policy provided in paragraph (a) above, Landlord, Landlord’s managing agent, and any fee owners, mortgagees, or lessors under any ground or underlying leases, and such others as Landlord shall designate from time to time, as additional insureds; (ii) shall expressly provide that the insurance provided by Tenant to Landlord thereunder shall be primary’ and noncontributing with any other insurance available to Landlord; and (iii) will include a contractual indemnity endorsement as a part of the liability policy hereinabove provided in accordance with the provisions of Article 41 hereof.

(c) Tenant will furnish Landlord with certificates of insurance so carried by Tenant Any such policies of insurance shall not be cancelable or terminable, or change the limits hereinabove provided or otherwise affect the coverages hereinabove provided, without thirty (30) days’ prior written notice to Landlord. Said policies shall be for periods of not less than one (1) year and Tenant shall deliver to Landlord such certificates with evidence of the payment of premiums thereon, and shall procure renewals thereof from time to time at least thirty (30) days before the expiration thereof

(d) Tenant shall not violate or permit to be violated any of the conditions or provisions of any such policies, and Tenant shall so perform and satisfy’ the requirements of the companies writing such policies so that, at all times, companies of good standing, satisfactory to Landlord or any mortgagees designated by Landlord, shall be willing to write and/or continue such insurance.

(e) Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

(f) In the event of Tenant’s failure to comply with the provisions of this Article 57, Landlord may cause the same to be done for Tenant’s account and the cost thereof shall be deemed payable to Landlord by Tenant upon the rendering of bills for the same, as additional rent. Supplementing the foregoing, but not in limitation thereof, Landlord may recover from Tenant, and Tenant agrees to pay, any and all damages which Landlord may sustain by reason of Tenant’s failure to obtain and keep in force any insurance which Tenant is required to obtain and keep in force under this Lease, and the damages of landlord shall not be limited to the amount of the premiums thereon.

(g) Tenant understands and agrees that Landlord will not be obligated to carry insurance of any kind on any personal property in the Premises (regardless as to whether such property shall be owned by Tenant and including, but not limited to, Tenant’s goods, supplies, furnishings, furniture, fixtures, equipment, improvements, betterments, installations or appurtenances). Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, any fee Landlord or mortgagee and their respective officers, directors, agents, contractors, servants and employees, for loss or damage to such property or any part thereof, to the same extent that Tenant’s insurers’ right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Tenant upon all of such property. Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its officers, directors, servants and employees, for loss or damage to Landlord’s property or any part thereof, to the same extent that Landlord’s insurers’ right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Landlord upon all of such property. The provisions of this Article shall also apply to each permitted assignee, if any, and each permitted subtenant if any, at any time occupying the Premises or any part thereof.

(h) During the term of this Lease, Landlord agrees to maintain general liability, casualty and fire insurance with extended coverage covering the Building in such form and in such amounts as Landlord in its sole judgment exercised in good faith shall deem acceptable and sufficient

58. Signs. Tenant shall not place, erect or maintain any sign, sticker, poster, notice, advertising material, display, or any item of any kind or nature on the inside or outside of the windows or exterior of the Premises without the prior written approval of Landlord. Tenant shall be permitted to install identifying lettering, sign or logo on the outside of the door of the Premises but only within such area as Landlord shall reasonably designate, and subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed, with respect to number, type, size, shape, materials, color and design of such signs and subject, also, to compliance with all applicable legal requirements or regulations. Upon the expiration or sooner termination of this Lease, Tenant at its own expense shall remove such sign or signs and restore the exterior of the Premises to its original condition, reasonable wear and tear excepted. Such obligation of Tenant shall survive the expiration or sooner termination of this Lease.

59. Operating Covenants. Tenant, recognizing that the Building has been developed and is being maintained as a location for a reputable and first-class type of business occupancy, covenants that at all times Tenant’s use of the Premises will be consistent with the character and dignity of the Building.

60. Directory Listings. Tenant shall be permitted to have, at no cost to Tenant, it’s pro rata share of listings on the directory in the lobby of the Building; it being understood and agreed by Tenant that Tenant will be charged, at Landlord’s customary rates therefor, for any additional listings which Landlord may allow and/or changes to same after the commencement of the term of this Lease, such charges to be paid to Landlord, as additional rent, without set-off or deduction. Subject to the foregoing, Tenant shall be permitted to list the name of Tenant and the names of persons or entities affiliated with Tenant and any permitted subtenants and Desk Space User, it being specifically understood and agreed by Tenant that no listing other than the name of Tenant shall be deemed to grant such party any right or interest in this Lease, and the same shall not be deemed or construed as a consent by Landlord to a subletting or assignment or unauthorized occupancy of the Demised Premises by such other party, except as otherwise provided herein.

61. Hazardous Materials. During the term of this Lease, Tenant shall keep the Premises free of contamination from any toxic or hazardous materials, substances and waste used or stored by Tenant and shall not introduce any toxic or hazardous materials or substances to be present in the Premises except for those contained in cleaning supplies and office supplies commonly used in office buildings in the New York area in amounts reasonably necessary in connection with cleaning of the Premises and the conduct of Tenant’s business therein. In the event Tenant discovers any hazardous materials with respect to any work performed by Tenant pursuant to the terms of this Lease, then and in such event, Landlord shall abate and/or remove such hazardous materials from the Premises in accordance with applicable laws. Each party shall indemnify and hold harmless the other party from and against any and all claims, losses, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) that such party may incur arising out of or as a result of the other panics breach of or failure to comply with the provisions of this Article. This indemnity shall survive the expiration or termination of this Lease.

62. Not Binding. The submission of this Lease to Tenant shall not be construed as an offer or a binding agreement, nor shall the Tenant have any rights with respect thereto, unless and until landlord shall execute a copy of this Lease and unconditionally deliver same to Tenant.

63. Building Name. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles the name of a tenant of the Building. Landlord reserves the right, to be exercised in Landlord’s sole discretion, to install and maintain a sign or signs on the exterior or interior of the Building.

64. Interference. Notwithstanding anything to the contrary contained in this Lease, Landlord shall use reasonable efforts to minimize interference with Tenant’s business in connection with any repair, replacement, improvement and or work which Landlord is obligated to perform or desires to perform, in and to the Premises or the Building, or in connection with any inspection or showing thereof, or entry therein, by Landlord, pursuant to the terms, covenants, conditions, provisions and agreements of this Lease; it being understood and agreed by Tenant, however, that the foregoing shall not require Landlord in any way to expend sums on an overtime basis, nor shall the foregoing entitle Tenant to any diminution, reduction or abatement of rent or additional rent or other compensation whatsoever.

65. Interpretation. Notwithstanding anything to the contrary contained in this Lease:

(a) In each instance in this Lease in which Tenant is obligated to pay or reimburse Landlord for attorneys fees, costs, disbursements or expenses, it shall be deemed that Tenant shall only be obligated to pay or reimburse Landlord for Landlord’s reasonable counsel or attorneys’ fees, costs, disbursements or expenses.

(b) In each instance in this Lease in which the words “Tenant’s default”, “default of Tenant”, or words of similar import appear, it shall be deemed that the words “beyond the expiration of any applicable grace and notice periods” be added thereafter.

(c) New York State law governs the validity, performance and enforcement of this Lease, without giving effect to principles of conflicts of laws. The invalidity or unenforceability of any provisions of this Lease is not to affect or impair any other provision.

(d) Where Tenant consists of more than one party, the obligations of each such party hereunder shall be joint and several.

(e) The words “include” or “including” shall be construed as incorporating “BUT NOT LIMITED TO” or “WITHOUT LIMITATION.”

(f) The phrase “at Tenant’s expense” means at the sole and exclusive expense of Tenant, who shall be responsible for all costs involved in, or associated with, the applicable matter. The phrase “at Landlord’s expense” means at the sole and exclusive expense of Landlord, who shall be responsible for all costs involved in, or associated with, the applicable matter.

(g) The phrase “in Landlord’s judgment” means in Landlord’s sole and exclusive discretion and judgment

(h) Wherever this Lease imposes any obligation upon Tenant or Landlord, or provides that Tenant or Landlord shall be responsible for any action or matter, the Lease shall be construed to mean that Tenant or Landlord, as the case may be, shall perform or undertake the matter at Tenant’s expense or at Landlord’s expense, unless expressly specified otherwise.

(i) “Substantially Complete” or “Substantial Completion” means that the work in question is complete, except for (a) minor or insubstantial details of construction, decoration, or mechanical adjustment which will not unreasonably interfere with Tenant from operating its business in the Premises; and/or (b) portions of the work which cannot be completed until after completion of any work which is the responsibility of Tenant.

66. Construction of the Premises.

(a) Tenant acknowledges that it has inspected the Premises and is fully familiar with its condition and agrees to take same in its present “as-is” condition, subject only to the performance of the landlord’s Work and any other condition required for the delivery of the Premises to Tenant. The Landlord shall have no obligation to alter, repair or otherwise make any changes to the Premises for Tenant’s occupancy of the Premises, other than the performance of the Landlord’s Work.

(b) Tenant shall permit no mechanic’s, materialman’s or any other lien to be placed or filed against the Building with respect to any work performed by or on behalf of Tenant in the Premises. Failure to discharge or bond any such lien, within thirty (30) days’ after written notice from Landlord shall be deemed a material default under this Lease.

(c) Notwithstanding anything to the contrary in this Lease, Landlord shall not be required to consent to the performance of any work or installations by Tenant which would: (i) require changes to structural components of the Building or the exterior design of the Building; (ii) adversely affect the Building’s Systems or installations outside the Premises; (iii) not comply with all applicable Legal Requirements of any Government Entity having jurisdiction over the construction of the Building and/or the Premises; and/or (iv) be incompatible with plans previously filed for the Building with the Department of Buildings of the City of New York or with the occupancy of the Building as a first-class office building.

(d) Landlord hereby approves Tenant using Improcom Inc., Atlantic Metro Communications and/or Rainbow Broadband for installation of computer and/or telecommunication equipment and/or the provision of internet access and/or telecommunication services.

(e) Notwithstanding anything to the contrary contained in the Lease, Tenant shall be obligated to comply with the requirements of any handicapped laws applicable to the Premises, including without limitation, the so-called Americans with Disabilities Act of 1990 and the regulations promulgated thereunder, provided, however, that Landlord shall be responsible to comply with such laws with respect to the Landlord’s Work and the Premises shall comply with such laws on the Commencement Date. Tenant at its sole cost and expense shall be obligated to install and connect the fire safety systems servicing the Premises with the Building’s Class E system located at the Premises with respect to any work performed by Tenant in the Premises; provided, however, that Landlord shall be responsible for such work with respect to the performance and completion of the Landlord’s Work. If required by applicable laws, Landlord shall install a sprinkler system in the Premises at Landlord’s cost and shall use its reasonable commercial efforts to minimize any interference with Tenant’s business operations during any such work, and such work shall be performed by Landlord at times other than normal business hours.

67. Arbitration. (a) For disputes subject to arbitration under this Article that are not resolved by the panics within ten (10) days after either party gives notice to the other of its desire to arbitrate the dispute the dispute shall be settled by Expedited Arbitration Proceeding. The term “Expedited Arbitration Proceeding” shall mean a binding arbitration proceeding conducted in The City of New York under the Commercial Arbitration Rules of the American Arbitration Association (or its successor) and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators shall be returned within ten (10) business days from the date of mailing; (ii) the parties shall notify the American Arbitration Association (or its successor) by telephone, within five (5) business days, of any objections to the arbitrator appointed; (iii) the notification of the hearing shall be not less than ten (10) business days in advance of the hearing; (iv) the hearing shall be held within seven (7) business days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages or vary, modify or waive any provision of this Lease; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of seven (7) years prior to the date of the Expedited Arbitration Proceeding. The arbitrator shall determine the extent to which each party is successful in such Expedited Arbitration Proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator’s fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty (80%) percent successful and Tenant is twenty (20%) percent successful, then Landlord shall be responsible for twenty (20%) percent of such arbitrator’s fees and Tenant shall be responsible for eighty (80%) percent of such arbitrator’s fees). The arbitration shall take place in Manhattan, New York. Any arbiter shall have at least ten (10) years’ experience in commercial leasing. If the parties shall not appoint an arbiter within twenty (20) days either party may apply to the AAA for appointment of the arbiter.

(b) The decisions of the arbiter shall be final and binding and may not be appealed to the courts of any jurisdiction except upon claim of fraud or corruption. Both parties shall continue performing their lease obligations pending the award in the arbitration proceeding. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbiter shall have no power to change or add to any lease provisions. The arbiter shall award the prevailing party reasonable expenses and costs including reasonable attorneys’ fees (to be conclusively determined by the arbiter).

(c) The following disputes are subject to arbitration:

(i) any disputes that the parties agree in writing to submit to arbitration; and

(ii) whether Landlord’s withholding of consent is unreasonable or has been unduly delayed.

68. Attorneys’ Fees. In any litigation between the parties regarding this Lease, the losing party shall pay the prevailing party all reasonable expenses and court costs including, without limitation, reasonable attorneys’ fees incurred by the prevailing party.

69. Intentionally Omitted.

70. Lender’s Rights. (a) Tenant agrees that if Landlord has notified Tenant in writing of the name and address of any person(s) or entities who holds a mortgage on the Building and the land thereunder (collectively, the “Mortgagee’’), the following rights and benefits shall inure to the benefit of each such Mortgagee until satisfaction of its mortgage or expiration of this Lease:

(i) if (x) Landlord defaults in the performance of any of its obligations under this Lease and fails to cure the default and (y) as a consequence Tenant would be entitled to terminate this Lease, Tenant shall not terminate this Lease without first giving notice and an opportunity to cure (as described in paragraph (b) below) to the Mortgagee; and

(ii) Tenant shall send to the Mortgagee(s) copies of any default notices sent to Landlord.

(b) If Landlord’s default (t) can be cured by the payment of money, the Mortgagee shall have thirty (30) days in the aggregate to cure the default; (ii) cannot be cured by the payment of money but is curable within thirty (30) days, the Mortgagee shall have thirty (30) days in the aggregate to cure the default; and (iii) cannot be cured by the payment of money and cannot be cured within thirty (30) days, the Mortgagee shall have such period of time as is necessary to cure the default provided that (x) the Mortgagee shall notify Tenant of its intention to cure the default, (y ) the Mortgagee commences action to cure the default within twenty (20) days and (z) the Mortgagee thereafter proceeds diligently at all times to cure the default.

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(c) If any Mortgagee succeeds to Landlord’s interest in the Building, Tenant shall attorn to such Mortgagee but such Mortgagee (i) shall not be liable for any act or omission of Landlord under this Lease occurring prior to the conveyance of title to the Mortgagee (except to the extent such act or omission is a Landlord obligation subsequent to conveyance of title to the Building to the Mortgagee), (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such conveyance, except as expressly set forth in this Lease, (iii) shall not be bound by any payment prior to such conveyance of rent for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder which security is actually transferred to the Mortgagee), (iv) shall not be bound by any covenant to perform (including, without limitation, any covenant to complete) any renovation or construction in the Premises or to pay any sums to Tenant in connection therewith, in either case arising or accruing prior to the date of such sale or conveyance of Landlord’s interest, and (v) shall be liable for the performance of the other obligations of Landlord under this Lease only during the period such Mortgagee shall hold such interest in the Building.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease as of the day and year first above written.

Landlord:

METROPOLITAN 292 MADISON AVENUE LEASEHOLD LLC

By:	/s/ William F. Payne
Name:	William F. Payne
Title:	VP

Tenant:

FIFTYONE, INC.

By:	/s/ Edwin Neumann
Name:	Edwin Neumann
Title:	CFO

STATE OF NEW YORK       )

COUNTY OF NEW YORK ) ss.:

On the      day of              in the year 2012 before me, the undersigned, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that ho executed the same in his capacity, and that by his their signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT “A”

Floor Plan

EXHIBIT “A”

Floor Plan

EXHIBIT “B”

Rules and Regulations

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by an Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If the Premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of the Premises clean and free from ice, snow, debris and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which may be withheld by Landlord in its sole and absolute discretion.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6. No Tenant shall mark, paint, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall he first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

10. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom, any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Landlord for all acts of such persons.

11. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditions or ventilation after the usual hours, Tenant shall give notice in writing to the Building superintendent prior to 3:00 P.M. in the case of services required on week days, and, prior to 3:00 P.M. on the day prior in the case of afterhours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building except through the freight elevator. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

15. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress and egress for tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to its Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of tenants generally. No tenant’s employees shall loiter around the hallways, stairways, elevators, front roof or any other part of the Building used in common by the occupants thereof.

16. There shall not be used in any space, or in the public hails of the Building either by tenant or by jobbers or others in the delivery or receipt of merchandise or mail any hand trucks except those equipped with rubber tires and side guards. All deliveries to tenants except mail shall be distributed to tenants only during the hours from 8:00 a.m. to 12:00 noon and 2:00 p.m. to 4:00 p.m. on business days, excluding labor strikes.

17. All entrance doors in each Premises shall be left locked when the Premises are not in use. Entrance doors shall not be left open at any time. All windows in each Premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun during the operation of the Building air conditioning system.

18. No noise including the playing of any musical instruments radio or television which in the judgment of Landlord might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the Premises except as expressly approved by Landlord. Nothing shall be done or permitted in any Premises and nothing shall be brought into or kept in any Premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating air conditioning, electrical or other equipment of any kind, which in the judgment of Landlord, might cause any such impairment or interference.

19. No tenant shall manufacture any commodity in its Premises. No tenant shall permit any cooking or food odors emanating its Premises to seep into other portions of the Building.

20. No acids vapors or other materials shall be discharged or permitted to be discharged into the waste lines vents or flues of the Building which may damage them.

21. No tenant shall engage or pay any employees in the Building except those actually working for tenant in the Building, or advertise for laborers giving an address at the Building.

22. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special written instructions from the Landlord.

23. Each tenant shall, at its expense, provide artificial light in its Premises for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in the Premises.

24. Each tenant, at its sole expense, shall cause its Premises to be exterminated from time to time as reasonably necessary to the reasonable satisfaction of Landlord and shall employ such exterminators therefor as shall be reasonably approved by Landlord.

25. No tenant shall have right of access to the roof of the Premises or of the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of Premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or other device or device installed without such written consent shall be subject to removal at tenant’s expense without notice at any time.

26. No Tenant shall leave water running in any bathroom kitchen or elsewhere in the Building or its Premises and each Tenant shall be responsible for any damage caused by the failure to shut off any water faucet, tap, etc., whether to the Building or to other occupants of the Building, and their furniture and fixtures.

27. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same or at Landlord’s option, Landlord may dispose of said waste and charge Tenant for such services. In no event shall Tenant leave any refuse in the public hallways, stairways or other areas of the Building for disposal unless Landlord has designated certain areas of the Building for the short term collections of refuse prior to its prompt disposal.

28. Bicycles and other vehicles shall not be permitted in the offices, halls, corridors, lobbies and elevators of the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

29. No animals, birds or pets of any kind (with the exception of seeing eye dogs) shall be allowed in Tenant’s Premises or the Building.

30. If Tenant desires radio signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building without Landlord’s approval and direction. Landlord reserves the right to disconnect any radio, signal or alarm system when, in Landlord’s opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

31. Tenant shall cooperate fully with the life safety plans of the Building as established and administered by Landlord. This includes participation by Tenant and employees of Tenant in exit drills, fire inspections, life safety orientations and other programs relating to safety that may be promulgated by or on behalf of Landlord.

32. Tenant recognizes Landlord’s interest in being free from labor difficulties, strikes, picketing, or handbilling on or near Premises or the Building in which Landlord has a possessory or reversionary interest. Should such difficulties, strikes, picketing, or handbilling be engaged in by Tenant’s employees or the employees of Tenant’s contractors, subcontractors, or agents, or be caused by the actions or presence of Tenant’s employees, contractors, subcontractors, agents, or their employees, Tenant will take all reasonable steps to restore harmony. Furthermore, Tenant will be liable for all damages to Landlord occurring as a result of such difficulties, strikes, picketing or handbilling.

EXHIBIT “C

Landlord’s Work

See the attached plans and specifications.

EXHIBIT “C-l”

LANDLORD’S ADDITIONAL WORK

1.	Supplemental Air Conditioning Work - Total Cost $27,009.00

Furnish and install (1) 2 ton water cooled vertical AC unit on floor in corner of IT room.

Furnish and install condenser water supply and return piping from riser.

Furnish and install condensate pump and drain piping to nearest open drain.

Furnish and install supply ductwork off top of AC unit with supply register.

Furnish and install thermal insulation on new piping.

Furnish and install thermostat, leak detector and low voltage wiring.

Perform start up and test.

Perform controlled inspection and signoffs.

2.	2 additional dedicated electrical circuits 30A (one in each IT Room) - Total Cost $2,400.00

3.	Insulation in 5th floor IT room - $1,500.00

4.	Metal door in lieu of glass door in 5th floor IT room - No Charge

EXHIBIT “D”

THIS INSTRUMENT PREPARED BY AND AFTER RECORDING RETURN TO:

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated this      day of             , 20    , between                                                                                  , a                                          (“Subtenant”),                                                                                  , a                                          (“Tenant”) and                                                                                  , a                                          (“Lessor”), its successors and assigns, having its principal place of business at                                                                                                                           .

R E C I T A L S:

II. Subtenant is a lessee under that certain [Lease] executed between Subtenant and Tenant, dated             ,          (the [Lease] and all amendments thereto are hereinafter referred to as the “Sublease”), covering the property described in Exhibit A attached hereto and made a part hereof (the “Sublease Property”).

III. Tenant is the lessee under that certain Ground Lease executed between Lessor and Tenant, dated                      , 2007 (as amended, the “Ground Lease”) covering the property legally described in Exhibit B attached hereto and made a part hereof (“the Ground Lease Property”).

IV. Under the Ground Lease, Subtenant or Tenant may request Lessor to enter into this Subordination, Non-Disturbance and Attornment Agreement to set forth Lessor’s obligations to Subtenant.

V. Terms not otherwise defined herein shall have the meaning as set forth in the Ground Lease.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A.

Subtenant, so long as it is not in default under the terms of the Sublease beyond the expiration of any applicable notice and/or cure period, shall and may peaceably hold and enjoy the Sublease Property, without any interruption or disturbance from Lessor or persons clausing by, through or under

Lessor (other than Tenant, Leasehold Mortgagee and persons claiming by, through and under either of them), and Lessor shall not terminate such Sublease, subject, however, to the terms of such Sublease. This covenant shall be construed as naming with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Lessor, except to the extent of Lessor’s interest in the Sublease Property and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Lessor’s interest in the Sublease Property, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

B.	The Sublease and all terms thereof shall be subject and subordinate to the Ground Lease, and to all amendments, modifications, replacements and extensions thereof.

C.	Upon expiration or earlier termination of the Ground Lease (the “Attornment Date”) and provided that Subtenant is (i) not then in default beyond the expiration of any applicable notice and/or cure period under this Agreement and (ii) not then in default under the Sublease by reason of (a) a default in the payment of [base rent], or (b) the filing by Subtenant or any Affiliate of Subtenant of a petition in bankruptcy or (c) any other default beyond the expiration of any applicable notice and cure period, the following shall apply.

1.	The Sublease shall continue in full force and effect, and Lessor recognizes the Sublease and Subtenant’s rights thereunder and Lessor and Subtenant shall establish direct privity of estate and contract as between Lessor, as lessor, and Subtenant, as lessee, under the Sublease with the same force and effect as though the Sublease were originally made by Lessor in favor of Subtenant, except as expressly provided herein.

2.	If requested by Lessor or any subsequent owner, Subtenant shall execute a new lease with Lessor, in substitution of the Sublease, for a term equal to the remaining term of the Sublease and otherwise containing the same provisions and covenants of the Sublease.

3.	Lessor shall assume the obligations of Tenant under the Sublease arising after the Attornment Dale, provided, however, Lessor shall not be

a.	liable in any way to Subtenant for any act of omission, neglect or default on the part of Tenant,

b.	responsible for any monies owing by or on deposit with Tenant to the credit of Subtenant, whether in the nature of security or otherwise, unless and to the extent such monies are delivered to Lessor,

c.	subject to any counterclaim or set-off which theretofore accrued to Subtenant against Tenant,

d.	bound by any previous prepayment of subrents which were not approved in writing by Lessor or its predecessors in interest, unless and to the extent such monies are delivered to Lessor,

e.	liable for any security deposit Subtenant might have paid to Tenant or any prior landlord, except to the extent Lessor has actually received said security deposit,

f.	liable to Subtenant beyond Lessor’s interest in the Sublease Property,

g.	responsible for the performance of any work to be done by the Tenant under the Sublease to render the Sublease Premises ready for initial occupancy by Subtenant or for the payment of any improvement allowance, refurbishment allowance, or other allowance or tenant concession or commission of any land prior to Subtenant’s first year of possession of the Sublease Premises to be paid by Tenant under the Sublease,

h.	required to remove any person occupying the Sublease Property or any part thereof, except if such person claims by, through or under Lessor (other than Tenant and persons claiming by, through or under Tenant), or

i.	responsible for the failure to deliver possession of any space by reason of the possession of or entitlement to such space by another unless such other person’s rights derive directly from Lessor (and not Tenant).

4.	Subtenant shall attorn to Lessor as lessor under the Sublease.

D.	All rent payments shall be paid as provided under the Sublease until Subtenant has been otherwise notified by Lessor or its successor or assign. Subtenant agrees that, upon receipt of a notice from Lessor or its successor or assign that there has been an Event of Default (as defined in the Ground Lease) by Tenant under the Ground Lease that is then continuing, Subtenant shall make all subsequent rent payments directly to Lessor (or its successor or assign), or at the direction of Lessor (or its successor or assign). Any of the foregoing in this paragraph D, notwithstanding, all prepayments of more than six (6) month’s rent and any and all termination, contraction, term reduction or similar fees paid by Subtenant, or at Subtenant’s direction, shall be payable directly to Lessor, to be applied as provided in the Ground Lease. Any election by Subtenant for which rent prepayments of more than six (6) months rent, or termination, contraction, term reduction or similar fees were received by Tenant and not remitted or paid directly to Landlord, shall be voidable at the election of Lessor.

E.	Subtenant shall deliver to Lessor a copy of all notices Subtenant delivers to or receives from Tenant concerning either default, the exercise of any option, a rent credit in excess of one month’s rent or . Prior to terminating the Sublease due to a default by Tenant thereunder, Subtenant agrees to notify Lessor of such default and give Lessor the opportunity to cure such default within the later of (i) thirty (30) days after the expiration of any notice and cure period or (ii) thirty (30) days of Lessor’s receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period. Lessor shall have such longer time as may be necessary to cure the default; provided that Lessor commences the cure within such period and diligently pursues the cure thereafter). Lessor shall not be obligated to cure any such default arising prior to the Attornment Date.

F.	Upon request from Lessor from time to time, Subtenant shall deliver estoppel certificates to Lessor as provided in the Sublease, and from and after the Attornment Date Lessor in its capacity as landlord under the Sublease, shall deliver estoppel certificates to Subtenant to the extent provided in the Sublease.

G.	This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

H.	This Agreement can be modified only in writing duly executed by all parties.

I.	Any notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To Lessor:

To Tenant:

To Subtenant:

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next business day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third business day following the day sent or when actually received.

J.	If any action or proceeding is instituted by Lessor to enforce the terms hereof, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys’ fees, costs and expenses of the prevailing party.

K.	This agreement shall terminate upon the termination of the Sublease.

L.	The Sublease shall not be amended or modified or any provision thereof waived, in writing or otherwise, without the prior written consent of lessor, and no such amendment, modification or waiver shall be effective or binding on Lessor without such consent

M.	The undersigned representative of Subtenant certifies that he/she has full power, authority and right to execute and deliver this Agreement on behalf of Subtenant and to bind Subtenant to the provisions hereof.

N.	The undersigned representative of Tenant certifies that he/she has full power, authority and right to execute and deliver this Agreement on behalf of Tenant and to bind Tenant to the provisions hereof.

O.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement This Agreement shall inure to the benefit of Lessor, its successors and assigns and shall be binding upon Lessee and its successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

SUBTENANT:

By:
Name:
Its:

TENANT:

By:
Name:
Its:

LESSOR:

By:
Name:
Its:

STATE OF	)
	)	SS.
COUNTY OF	)

I,                                 , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                             , the                      of                                         , a                     , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said                     , for the uses and purposes therein set forth.

Given under my Land and notarial seal this      day of             , 20    .

Notary Public
[SEAL]
My commission expires:

STATE OF	)
	)	SS.
COUNTY OF	)

I,                                 , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                             , the                      of                                         , a                     , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said                     , for the uses and purposes therein set forth.

Given under my Land and notarial seal this      day of             , 20    .

Notary Public
[SEAL]
My commission expires:

STATE OF	)
	)	SS.
COUNTY OF	)

I,                                 , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                             , the                      of                                         , a                     , who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said                     , for the uses and purposes therein set forth.

Given under my Land and notarial seal this      day of             , 20    .

Notary Public
[SEAL]
My commission expires:

EXHIBIT A

DESCRIPTION OF SUBLEASE PROPERTY

Suite                      in the building located at 292 Madison Avenue, New York, New on the land described in Exhibit B hereto.

Exhibit A

EXHIBIT B

DESCRIPTION OF GROUND LEASE PROPERTY

EXHIBIT “E”

FORM OF LETTER OF CREDIT

STANDBY L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:             , 2012

BENEFICIARY:

METROPOLITAN 292 MADISON AVENUE LEASEHOLD LLC

C/O HERALD SQUARE PROPERTIES

885 THIRD AVENUE 19th FLOOR

NEW YORK, NY 10022

APPLICANT:

FIFTYONE, INC.,

8 WEST 40th STREET, 5th FLOOR

NEW YORK, NY 10018

AMOUNT: US$252.142.00 (U.S. DOLLARS TWO HUNDRED FIFTY TWO THOUSAND ONE HUNDRED FORTY TWO EXACTLY )

EXPIRATION DATE: MARCH 1, 2013

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                      IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS

1.	THE ORIGINAL OR FACSIMILE OF THIS LETTER OF CREDIT AND ALL AMENDMENTS), IF ANY.

2.	A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING THE FOLLOWING:

(A) “A DEFAULT HAS OCCURRED BY FIFTYONE, INC. AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT, AND BENEFICIARY AS LANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT.”

-OR-

(B) “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NUMBER SVBSF              WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A NEW LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN 60 DAYS PRIOR TO THE CURRENT EXPIRY DATE.”

YOU ARE HEREBY IRREVOCABLY AUTHORIZED TO DRAW UPON THIS LETTER OF CREDIT ON THE UNDERSIGNED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN.

OUR OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY DEFENSE BY REASON OF THE ACTUAL OR ALLEGED INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY LEASE OR OTHER DOCUMENT BETWEEN THE ACCOUNT PARTY AND THE BENEFICIARY

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:             , 2012

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT OR THE FACSIMILE OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT. FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WELL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JUNE 1, 2018 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. UPON RECEIPT OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR SIGHT DRAFT ON US ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (EN THE FORM OF EXHIBIT “B” ATTACHED HERETO). OUR TRANSFER FEE OF W OF 1% OF THE TRANSFER AMOUNT (MINIMUM J250.00) IS FOR THE ACCOUNT OF THE APPLICANT. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 654-6211; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF DEMAND FOR PAYMENT IS PRESENTED TO US BY 10:00 A.M. CALIFORNIA TIME ON A BUSINESS DAY AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT. PAYMENT SHALL BE MADE BY BANK TO YOU OF THE AMOUNT SPECIFIED. IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN 2:00PM, CALIFORNIA TIME ON THE SECOND FOLLOWING BUSINESS DAY. IF DEMAND FOR PAYMENT IS PRESENTED TO US AFTER THE TIME SPECIFIED ABOVE AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OF THE AMOUNT OF SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN 2:00 PM ON THE THIRD FOLLOWING BUSINESS DAY.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:             , 2012

IF A DEMAND FOR PAYMENT MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE SUBSTANTIALLY CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU PROMPT NOTICE THEREOF STATING THE SPECIFIC REASONS THEREFOR AND THAT WE ARE HOLDING ANY DOCUMENTS AT YOUR DISPOSAL OR ARE RETURNING THEM TO YOU. UPON BEING NOTIFIED THAT THE PROPOSED NEGOTIATION WAS NOT EFFECTED IN ACCORDANCE WITH THIS LETTER OF CREDIT YOU MAY CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT BY PRESENTING A CONFORMING DEMAND FOR PAYMENT TO US UNDER THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT ON OR BEFORE TIE EXPIRATION OF THIS LETTER OF CREDIT.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND DM ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT

ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING, ADDRESSED TO US ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 950S4, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION BY OVERNIGHT COURIER SERVICE OR BY FACSIMILE TRANSMISSION AT: (408) 654-6211 OR (408) 496-2418, REFERENCING THIS LETTER OF CREDIT NO. SVBSF         , ALL NOTICES TO THE BENEFICIARY SHALL BE SENT FIRST CLASS CERTIFIED MAIL POSTAGE PREPAID, RETURN RECEIPT REQUESTED OR BY RECOGNIZED OVERNIGHT COURIER SERVICES WITH RECEIPTED DELIVERY TO THE ADDRESS SET FORTH ABOVE

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK. WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”), AND AS TO MATTERS NOT ADDRESSED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE U.S. FEDERAL LAW.

SILICON VALLEY BANK
[BANK USE]	[BANK USE]
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)

DATE:

EXHIBIT “A”

DATE:
AT SIGHT OF THIS DRAFT
PAY TO THE ORDER OF US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT

2.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

3.	US$: AMOUNT OF DRAWING IN FIGURES.

4.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

5.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

6.	DATED ISSUANCE DATE OF THE STANDBY L/C.

7.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C

8.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716 OR 408-654-5545 OR 408-654-7127 OR 408-654-3035.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)

DATE:

EXHIBIT “B

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054			NO ISSUED BY
	ATTN:	INTERNATIONAL DIVISION		SILICON VALLEY BANK, SANTA CLARA
		STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER

BY THIS TRANSFER ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE, ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signatures) is/are authorized to execute this instrument.

We further confirm that the company has been identified

applying (be appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)	(Name of Bank )

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)

DATE:

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Agreement”, dated as of March 20, 2013 by and between 292 MADISON AVENUE LEASEHOLD LLC, having an office c/o Herald Square Properties, 885 Third Avenue, 19th Floor, New York, New York 10022 (“Landlord”, and FITTYONE, INC., a Delaware corporation with an office at 292 Madison Avenue, New York, New York 10017 (‘Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan 292 Madison Avenue Leasehold LLC, the predecessor-in-interest to Landlord and Tenant entered into that certain Agreement of Lease dated as of February     , 2012 (which the parties agree is deemed to be dated February 1, 2012) (the “Lease”) for certain premises consisting of the entire rentable portion of the fifth (5th) floor (the “Fifth Floor Premises”) and the entire rentable portion of the seventeenth (17th) floor premises (the “Seventeenth Floor Premises”, the Fifth Floor Premises and the Seventeenth Floor Premises are hereinafter collectively referred to as the “Existing Premises”) of the building located at 292 Madison Avenue, located in the City, County and State of New York (the “Building”), as more particularly described therein;

WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease by (i) adding to the Existing Premises demised under the Lease certain additional space consisting of the entire rentable portion of the fourth (4th) floor of the Building (the “Additional Premises”), all as more particularly collectively identified as the “Additional Premises” on Schedule “A” attached hereto and (ii) excluding from the Existing Premises and the Lease the Seventeenth Floor Premises from and after the Seventeenth Floor Premises Surrender Date (as hereinafter defined);

WHEREAS, from and after the Seventeenth Floor Premises Surrender Date, the Existing Premises together with the Additional Premises and with the Seventeenth Floor Premises excluded therefrom, are hereinafter collectively referred to as the “Premises”: and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to modify, amend and supplement the Lease in other respects as hereinafter provided.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree to modify, amend and supplement the Lease as follows:

1. Definitions. Words and phrases used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

2. Demise of Additional Premises.

(a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Additional Premises for the term commencing on the Additional Premises Commencement Date (as hereinafter defined) and ending on the Expiration Date (as hereinafter defined).

Commencing as of the Additional Premises Commencement Date, the premises demised under the Lease shall be comprised of the Existing Premises and the Additional Premises. Tenant shall use and occupy the Additional Premises subject to and in accordance with the terms, covenants and conditions of the Lease, as amended hereby.

(b) The term “Additional Premises Commencement Date” means the earlier to occur of (A) the date when Tenant, any Employee of Tenant, or any Person holding by, through, or under Tenant, first occupies the Additional Premises for the conduct of its business; or (B) the date when Landlord Substantially Completes the Landlord’s Work (as hereinafter defined) (other than any minor work which cannot be completed on such date provided that the failure to complete such work will not substantially interfere with Tenant’s use of the Additional Premises for the conduct of its business); provided, however, that if Landlord shall be delayed in Substantial Completion of the Landlord’s Work as a result of (1) Tenant’s failure to agree to plans and specifications before the date required under this Lease, if any, (2) Tenant’s request for materials, finishes or installations other than Building standard materials and such work as set forth on Exhibit “B” attached hereto and by this reference incorporated herein as if fully set forth herein, (3) any Tenant changes in plans after the date of this Agreement, or (4) the performance or completion of work by a Person employed by or on behalf of Tenant; then the Additional Premises Commencement Date and the payment of Fixed Rent (as hereinafter defined) hereunder shall be accelerated by the number of days of such delay that actually result in a delay of the Additional Premises Commencement Date. The Landlord shall provide the Tenant with fifteen (15) days prior oral notice as to when Landlord reasonably anticipates that the Additional Premises will be delivered to the Tenant and Landlord otherwise delivers the Additional Premises to Tenant in accordance with the terms of this Agreement. Landlord shall promptly complete any punchlist items with respect to Landlord’s Work after the Additional Premises Commencement Date.

(c) The term “Expiration Date” shall mean the last day of the third (3rd) calendar month after the month in which the day immediately preceding the seventh (7th) anniversary of the Additional Premises Commencement Date shall occur.

(d) In the event the Landlord’s Work is not Substantially Complete on or before that date which is six (6) months after the date of this Agreement or Landlord has not provided Tenant with at least fifteen (15) days notice as required hereunder as to the anticipated date of substantial completion of Landlord’s Work, or Landlord has not tendered delivery of possession of the Additional Premises in the condition required under this Agreement, subject to force majeure events beyond the reasonable control of Landlord, then and in such event, (i) the Abatement Period shall be extended one day for each day (such extension to be based upon actual days elapsed) after that date which is six (6) months after the date of this Agreement until such date as the Landlord’s Work is substantially complete or such later date that is fifteen (15) days after notice of substantial completion of Landlord’s Work has been provided to Tenant, and Landlord has tendered delivery of possession of the Additional Premises, as applicable and (ii) the reference to “June 1, 2017” in Section 5(b)(v) of this Agreement shall be extended one day for each day after the date which is six (6) months after the date of this Agreement until such date as the Landlord’s Work is substantially complete.

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(e) At Landlord or Tenant’s request, Landlord and Tenant shall execute a written agreement confirming the Additional Premises Commencement Date and the Expiration Date. Tenant’s failure to agree in writing shall not invalidate the Additional Premises Commencement Date as reasonably determined by Owner.

3. Extension of Term. Landlord and Tenant hereby agree to extend the term of the Lease with respect to the Existing Premises (excluding the Seventeenth Floor Premises) so that the term of the Lease for the Existing Premises (excluding the Seventeenth Floor Premises) is co-terminus with the term of the Lease for the Additional Premises. Accordingly, the term of the Lease for the Existing Premises (excluding the Seventeenth Floor Premises) is hereby extended through the Expiration Date.

4. Surrender of Seventeenth Floor Premises.

(a) Tenant shall vacate and surrender the Seventeenth Floor Premises to Landlord on or before that date which is not later than thirty (30) days after Landlord Substantially Completes the Landlord’s Work for the Additional Premises and has orally notified Tenant as required hereunder as to the anticipated date of Substantial Completion of Landlord’s Work and delivered possession of the Additional Premises to Tenant in the condition required in this Agreement (the “Seventeenth Floor Premises Surrender Date”), time being of the essence as to such date, in the condition required by the Lease, with all of Tenant’s furniture and personal property removed therefrom and the term of the Lease with respect to the Seventeenth Floor Premises only shall cease and expire on such date that Tenant has vacated and surrendered the Seventeenth Floor Premises to Landlord. Landlord shall advise Tenant as to the projected Additional Premises Commencement Date not less than fifteen (15) days prior to the Additional Premises Commencement Date. As of the Seventeenth Floor Premises Surrender Date, the Seventeenth Floor Premises shall be deemed excluded from the Existing Premises and the term the “Premises” as that term is used in the Lease and in this Amendment shall not include the Seventeenth Floor Premises. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be required to remove any cabling, wiring or communications equipment installed connecting the Seventeenth Floor Premises with the Fifth Floor Premises.

(b) If Tenant shall fail to remove its personal property (which shall not include the removal of the “white boards”) from the Seventeenth Floor Premises prior to the Seventeenth Floor Premises Surrender Date, subject to force majeure acts beyond Tenant’s reasonable control, then Landlord, without being guilty of any trespass and without being held liable at law or in equity for such removal, may at its option remove and store Tenant’s personal property at the reasonable out-of-pocket cost and expense actually incurred by Landlord to third parties of Tenant and Tenant hereby releases Landlord of and from any and all liability by reason thereof. In the event Tenant does not vacate and surrender the Seventeenth Floor Premises on or before the Seventeenth Floor Premises Surrender Date, then Tenant shall be responsible to pay Landlord the amounts set forth in the Lease for Tenant’s failure to vacate the Premises at the expiration of the term of the Lease as applicable to the rent payable with respect to the Seventeenth Floor Premises in addition to all amounts set forth in this Agreement with respect to the Premises as set forth in Section 5 of this Amendment. Amounts payable by Tenant as a result of Tenant’s failure to vacate and surrender the Seventeenth Floor Premises on or before the Seventeenth Floor Premises Surrender Date shall be prorated for any period less than a full calendar month based upon actual days elapsed.

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(c) Tenant shall be permitted to after hours use of the freight elevators in the Building for up to fifteen (15) hours at no charge for its relocation from the Seventeenth Floor Premises to the Additional Premises.

5. Fixed Rent.

(a) From and after the date of this Agreement through and including the day immediately preceding the Additional Premises Commencement Date, Tenant shall continue to pay all amounts as set forth in the Lease with respect to the Existing Premises.

(b) From and after the Additional Premises Commencement Date Tenant shall pay fixed rent (herein, the “Fixed Rent”) for the Additional Premises in the following amounts:

(i) Five Hundred Thousand Eighty-Five Dollars ($500,085.00) per annum payable in equal monthly installments in the amount of Forty-One Thousand Six Hundred Seventy-Three Dollars and Seventy-Five Cents ($41,673.75) for the period from the Additional Premises Commencement Date through and including the day immediately preceding the first (1st) anniversary of the Additional Premises Commencement Date;

(ii) Five Hundred Eleven Thousand Three Hundred Thirty-Six Dollars and Ninety-One Cents ($511,336.91) per annum payable in equal monthly installments in the amount of Forty-Two Thousand Six Hundred Eleven Dollars and Forty-One Cents ($42,611.41) for the period from the first (1st) anniversary of the Additional Premises Commencement Date through and including the day immediately preceding the second (2nd) anniversary of the Additional Premises Commencement Date;

(iii) Five Hundred Twenty-Two Thousand Eight Hundred Forty-One Dollars and Ninety-Nine Cents ($522,841.99) per annum payable in equal monthly installments in the amount of Forty-Three Thousand Five Hundred Seventy Dollars and Seventeen Cents ($43,570.17) for the period from the second (2nd) anniversary of the Additional Premises Commencement Date through and including the day immediately preceding the third (3rd) anniversary of the Additional Premises Commencement Date;

(iv) Five Hundred Thirty-Four Thousand Six Hundred Five Dollars and Ninety-Four Cents ($534,605.94) per annum payable in equal monthly installments in the amount of Forty-Four Thousand Five Hundred Fifty Dollars and Fifty Cents ($44,550.50) for the period from the third (3rd) anniversary of the Additional Premises Commencement Date through and including May 31, 2017;

(v) Six Hundred Two Thousand One Hundred Ninety-Nine Dollars and Fifty-Seven Cents ($602,199.57) per annum payable in equal monthly installments in the amount of Fifty Thousand One Hundred Eighty-Three Dollars and Thirty-One Cents ($50,183.31) for the period from June 1, 2017 through and including May 31, 2018;

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(vi) Six Hundred Fifteen Thousand Seven Hundred Forty-Nine Dollars and Six Cents ($615,749.06) per annum payable in equal monthly installments in the amount of Fifty-One Thousand Three Hundred Twelve Dollars and Forty-Two Cents ($51,312.42) for the period from June 1, 2018 through and including May 31, 2019;

(vii) Six Hundred Twenty-Nine Thousand Six Hundred Three Dollars and Forty-One Cents ($629,603.41) per annum payable in equal monthly installments in the amount of Fifty-Two Thousand Four Hundred Sixty-Six Dollars and Ninety-Five Cents ($52,466.95) for the period from June 1, 2019 through and including May 31, 2020;

(viii) Six Hundred Forty-Three Thousand Seven Hundred Sixty-Nine Dollars and Forty-Nine Cents ($643,769.49) per annum payable in equal monthly installments in the amount of Fifty-Three Thousand Six Hundred Forty-Seven Dollars and Forty-Five Cents ($53,647.45) for the period from June 1, 2020 through and including the expiration of the term of the Lease.

(ix) Notwithstanding anything contained herein to the contrary, provided Tenant shall not be in monetary default which remains uncured beyond applicable grace and cure periods, of its obligations under this Lease, Tenant shall be entitled to an abatement in the amount of Forty-One Thousand Six Hundred Seventy-Three Dollars and Seventy-Five Cents ($41,673.75) per month for a period of three (3) months (the “Abatement Period”) commencing on the Additional Premises Commencement Date. Tenant shall remain liable for all items of additional rent payable under this Lease during the Abatement Period, including, without limitation, amounts payable by Tenant under Article 39 of this Lease with respect to electricity; provided, however, that amounts payable pursuant to Article 37 of the Lease shall not be payable with respect to the Additional Premises during the Abatement Period.

(c) From and after the Seventeenth Floor Surrender Date through and including July 31, 2017, Tenant shall pay fixed rent (herein, the “Fixed Rent”) for the Existing Premises in the following amounts:

(i) Four Hundred Seventy-Seven Thousand Two Hundred Forty-Seven Dollars and Seventy-Eight Cents ($477,247.78) per annum payable in equal monthly installments in the amount of Thirty-Nine Thousand Seven Hundred Seventy Dollars and Sixty-Five Cents ($39,770.65) for the period from the Seventeenth Floor Surrender Date through and including April 30, 2014;

(ii) Four Hundred Eighty-Seven Thousand Nine Hundred Eighty-Five Dollars and Eighty-Six Cents ($487,985.86) per annum payable in equal monthly installments in the amount of Forty Thousand Six Hundred Sixty-Five Dollars and Forty-Nine Cents ($40,665.49) for the period from May 1, 2014 through and including April 30, 2015;

(iii) Four Hundred Ninety-Eight Thousand Nine Hundred Sixty-Five Dollars and Fifty-Four Cents ($498,965.54) per annum payable in equal monthly installments in the amount of Forty-One Thousand Five Hundred Eighty Dollars and Forty-Six Cents ($41,580.46) for the period from May 1, 2015 through and including April 30, 2016;

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(iv) Five Hundred Ten Thousand One Hundred Ninety-Two Dollars and Twenty-Six Cents ($510,192.26) per annum payable in equal monthly installments in the amount of Forty-Two Thousand Five Hundred Sixteen Dollars and Two Cents ($42,516.02) for the period from May 1, 2016 through and including April 30, 2017; and

(v) Five Hundred Twenty-One Thousand Six Hundred Seventy-One Dollars and Fifty-Nine Cents ($521,671.59) per annum payable in equal monthly installments in the amount of Forty-Three Thousand Four Hundred Seventy-Two Dollars and Sixty-Three Cents ($43,472.63) for the period from May 1, 2017 through and including July 31, 2017.

(d) From and after August 1, 2017, Tenant shall pay fixed rent (herein, the “Fixed Rent”) for the Existing Premises in the following amounts:

(i) Six Hundred Two Thousand One Hundred Ninety-Nine Dollars and Fifty-Seven Cents ($602,199.57) per annum payable in equal monthly installments in the amount of Fifty Thousand One Hundred Eighty-Three Dollars and Thirty-One Cents ($50,183.31) for the period from August 1, 2017 through and including May 31, 2018;

(ii) Six Hundred Fifteen Thousand Seven Hundred Forty-Nine Dollars and Six Cents ($615,749.06) per annum payable in equal monthly installments in the amount of Fifty-One Thousand Three Hundred Twelve Dollars and Forty-Two Cents ($51,312.42) for the period from June 1, 2018 through and including May 31, 2019;

(iii) Six Hundred Twenty-Nine Thousand Six Hundred Three Dollars and Forty-One Cents ($629,603.41) per annum payable in equal monthly installments in the amount of Fifty-Two Thousand Four Hundred Sixty-Six Dollars and Ninety-Five Cents ($52,466.95) for the period from June 1, 2019 through and including May 31, 2020;

(iv) Six Hundred Forty-Three Thousand Seven Hundred Sixty-Nine Dollars and Forty-Nine Cents ($643,769.49) per annum payable in equal monthly installments in the amount of Fifty-Three Thousand Six Hundred Forty-Seven Dollars and Forty-Five Cents ($53,647.45) for the period from June 1, 2020 through and including the expiration of the term of the Lease.

6. Electricity. Throughout the term of the Lease as extended by the terms of this Agreement, Landlord shall furnish electricity to the Additional Premises in accordance with and subject to the provisions of Article 39 of the Lease. Landlord hereby advises Tenant that there is a submeter installed to measure the electrical consumption in the Additional Premises.

7. Escalation Additional Rent.

(a) (i) For the period commencing on the date of this Agreement through and including the day Tenant actually surrenders and vacates the Seventeenth Floor Premises in accordance with the terms of this Agreement, the Tenant shall continue to pay all items of escalation additional rent in accordance with the Lease (including, without limitation, Article 37 of the Lease) with respect to the Existing Premises.

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(ii) For the period commencing on the date actually surrenders and vacates the Seventeenth Floor Premises in accordance with the terms of this Agreement, the Tenant shall continue to pay all items of escalation additional rent in accordance with the Lease (including, without limitation, Article 37 of the Lease) with respect to the Existing Premises, except that the term “Tenant’s Proportionate Share” shall mean 5.53%.

(iii) For the period commencing on August 1, 2017, the Tenant shall continue to pay all items of escalation additional rent in accordance with the Lease (including, without limitation, Article 37 of the Lease) with respect to the Existing Premises, except that the term “Base Tax Year” shall mean the Real Estate Taxes payable for the period commencing on January 1, 2013 and ending on December 31, 2013.

(b) From and after the Additional Premises Commencement Date and with respect to the Additional Premises only and throughout the balance of the term of the Lease, the provisions of Article 37 of the Lease shall apply to the Additional Premises, with the following modifications:

(i) The term “Base Year” as defined in Article 37 of the Lease shall mean the period commencing on January 1, 2013 and ending on December 31, 2013, and

(ii) The term “Tenant’s Proportionate Share” as defined in Section 37(a) of the Lease shall mean 5.53%.

(c) Tenant hereby agrees to pay Tenant’s Tax Payment with respect to the Existing Premises and the Additional Premises in accordance with the terms and conditions of the Lease as modified by the terms of this Agreement.

8. Condition of Premises; Landlord’s Work.

(a) Tenant is currently in possession of the Existing Premises and acknowledges that it is fully familiar with the condition of the Existing Premises and accepts it in its current “as-is” condition. Landlord shall have no obligation whatsoever to alter, renovate, improve, decorate or otherwise prepare the Existing Premises for Tenant’s continued occupancy. Tenant hereby confirms that to Tenant’s knowledge, Landlord has completed all of its obligations under the Lease through and including the date of this Agreement, with respect to the Landlord’s Work and the Landlord’s Additional Work, as both terms are set forth in Section 3(g) of the Lease.

(b) Tenant has inspected the Additional Premises and agrees to accept it in its current “as-is” condition, broom clean, subject to the performance of the Landlord’s Work. Landlord shall have no obligation whatsoever to alter, renovate, improve, decorate or otherwise prepare the Additional Premises for Tenant’s occupancy other than the performance of the Landlord’s Work.

(c) (i) For the purposes of this Agreement, the term “Landlord’s Work” shall mean that Landlord, at Landlord’s cost and expense, shall provide a new Building installation in the Additional Premises as set forth on Exhibit “B” attached hereto and by this reference made a part hereof. Landlord shall be responsible for all costs and expenses relating to

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Landlord’s Work, including, without limitation, the cost of materials and construction thereof and of the preparation of the architectural plans and specifications for the Additional Premises, including, without limitation, construction working drawings, all permit and filing fees in connection with such work Landlord shall perform Landlord’s Work and Landlord’s Additional Work (as hereinafter defined) in accordance with all applicable laws and deliver the Additional Premises in accordance with all applicable laws. As part of Landlord’s Work, (A) the pantry in the Additional Premises shall have hot water and (B) the glass used as part of the Landlord’s Work shall be tempered.

(ii) In addition to the Landlord’s Work, Tenant has requested that Landlord perform certain additional work (herein, the “Landlord’s Additional Work”), which work (i) shall be performed at the sole cost and expense of Tenant and (ii) shall not be a condition precedent to the occurrence of the Additional Premises Commencement Date. Attached hereto as Exhibit “C” is a schedule of certain additional work which Tenant may elect to have performed by Landlord. Landlord shall obtain bids for the Landlord’s Additional Work and shall advise Tenant of such amounts. Tenant shall have a period of seven (7) days to accept or reject such work. If Tenant does not notify Landlord in writing within seven (7) days after receipt of notice from Landlord, then Landlord shall have no obligation to perform any portion of Landlord’s Additional Work. Tenant shall be permitted to review the bids with respect to the Landlord’s Additional Work, but Landlord is hereby authorized to select the contractor and/or subcontractor for the Landlord’s Additional Work.

(d) References to Landlord’s Work and the Commencement Date in Article 66 of the Lease shall apply to the Landlord’s Work with respect to the Additional Premises and as so applied the Commencement Date set forth therein shall mean the Additional Premises Commencement Date.

9. Security Deposit. The Security Deposit delivered by Tenant pursuant to the Lease shall also secure Tenant’s obligations as set forth in this Agreement regarding the Existing Premises and the Additional Premises.

10. Lease Modifications. From and after the date of this Agreement:

(a) The provisions of Section 1(h) of the Lease regarding the Right of First Offer is hereby modified and amended so that the “Offer Space” shall be the entire rentable portion of the eighth (8th) floor of the Building.

(b) Section 11(f)(i) of the Lease is hereby modified to provide as follows: “There shall not be more than two (2) subtenants in the Fifth Floor Premises and there shall not be more than two (2) subtenants in the Additional Premises at an one time during the term hereof (excluding any occupants permitted without Landlord’s consent as provided in this Article 11).”

(c) Subject to applicable laws, Tenant shall be permitted to use the fire stairs for access only between the floors comprising the Premises. Tenant hereby agrees that it and its employees, invitees and agents shall not assemble or loiter in the fire stairs. Landlord shall paint the stairwell between the fourth (4th) and fifth (5th) floors of the Building at Landlord’s cost and expense prior to the Additional Premises Commencement Date.

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(d) Notwithstanding anything to the contrary set forth in the Lease, (i) Tenant shall not be required to remove the following items from the Fifth Floor Premises at the expiration or sooner termination of the Lease: supplemental air conditioning system, whiteboards, insulation in the IT room and the IT room door replacement and (ii) Tenant shall not be required to remove any improvement set forth on Exhibit “B” or Exhibit “C” from the Additional Premises at the expiration or sooner termination of the Lease

(e) Landlord shall cause any hazardous materials in the Additional Premises to be remediated and/or abated so that the Additional Premises complies with all applicable laws.

11. Broker. Tenant represents and warrants that it has not dealt with any broker in connection with this Agreement other than Cassidy Turley Commercial Real Estate Services and Newmark Knight Frank, Inc. (collectively, the “Broker”). Landlord and Tenant do hereby indemnify and agree to hold the other party harmless from and against any and all liability, loss, claim, damage, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of or in connection with claims for commission made by any other broker, finder or like agent who claims to be entitled to a commission or to have dealt with such party in connection with the execution and delivery of this Agreement (other than the Broker). Landlord represents and warrants to Tenant that Landlord has not dealt with any broker in connection with this Agreement (other than the Broker). Landlord shall pay the Broker any commission payable in connection with this Agreement pursuant to separate agreement. This provision shall survive the expiration or sooner termination of the Lease.

12. Continuing Obligation. As of the date of this Agreement, Tenant has no claim for any set-off or abatement of Fixed Rent or additional rent under the Lease. Tenant hereby agrees and acknowledges that Tenant shall continue to be responsible for all Fixed Rent, Additional Rent, costs, fees, charges and expenses incurred by Tenant pursuant to the Lease as amended by this Agreement for the Existing Premises for all periods prior to the Additional Premises Commencement Date and such obligations and liabilities shall survive the execution of this Agreement and the Additional Premises Commencement Date.

13. OFAC Certification. Tenant hereby certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, a Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

14. Full Force and Effect. Except as expressly modified, amended and supplemented by this Agreement, all of the terms, covenants and conditions of the Lease shall remain in full force and effect.

15. No Modifications. This Agreement may not be changed orally but only by written agreement signed by both parties.

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16. Captions. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

17. Submission of Offer. The submission of this Agreement to Tenant shall not be construed as an offer or a binding agreement, nor shall the Tenant have any rights with respect thereto, unless and until Landlord shall execute a copy of this Agreement and deliver same to Tenant.

18. Counterparts: Electronic Signatures. This Agreement may be executed via facsimile or by portable document format (“pdf”) and in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. Any signature page to any counterpart may be detached from such counterpart without impairing the legal affect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached it to additional signature pages.

[The remainder of this page is intentionally left blank.]

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19. Subordination, Non-Disturbance and Attornment Agreement. Landlord shall use reasonable commercial efforts to obtain a subordination non-disturbance and attornment agreement covering the Lease, as amended by this Agreement with respect to the ground lease affecting the Building substantially in the form of the subordination, non-disturbance and attornment agreement attached as Exhibit D to the Lease.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.

Landlord:

292 MADISON AVENUE LEASEHOLD LLC

By:	/s/ William F. Payne
Name:	William F. Payne
Title:	VP

Tenant:

FIFTYONE, INC.

By:	/s/ Edwin Neumann
Name:	Edwin Neumann
Title:	CFO

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Schedule “A”

Additional Premises

Exhibit “B”

Landlord’s Work

HERALD SQUARE PROPERTIES

292 MADISON

SCOPE OF WORK BY LANDLORD

1.	Partitions

1.1.	Typical interior partitions to be 2-1/2” studs, 5/8” gypsum board, taped, spackled and painted. Gypsum board to 6” above finished ceiling.

1.2.	Sound insulated partitions, slab to slab, for conference room and corner office.

2.	Doors and Hardware

2.1.	Office doors: see Office Front section.

2.2.	Conference room doors: see Office Front section.

2.3.	Main entry door to be double 3-0 x 9-0 building standard glass doors with stub ups to accommodate tenant installed security system.

2.4.	All hardware to be cylindrical lever handle, Satin chrome finish (626).

2.5.	Passage latch set for interior doors and office lock set for all perimeter/interior offices.

2.6.	Storeroom lockset for IT and storage/storage closet door.

2.7.	All doors to get top and bottom mortise hinges with surface mounted doorstop or dome stop.

2.8.	Closet 7 utility room doors to be 3-0 x 8-0 hollow metal door and frame.

3.	Ceilings

3.1.	Conference rooms to get exposed ceiling with centered suspended Armstrong 4x4 acoustical ceiling system.

3.2.	All the rest of the space except the pantry and copy room to be exposed slab and exposed beams, skim coated or laminated, all slab mounted pipes, sprinkler lines etc. exposed and painted.

3.3.	Ceiling to be installed as per code, equally spaced/ centered in each office and/or open spaces.

3.4.	Pantry and ancillary areas to be 2’x2’ Armstrong Ultima tegular series suspended acoustical tile.

4.	Electrical

4.1.	All lighting designs shall comply with New York State Energy Code.

4.2.	All Emergency and exit lights to be provided with NYC approved battery ballast.

4.3.	All lighting in private offices to be pendant hung Axis CU-VL-8-T5HO-1-W-120-ERS-1CA-C.

4.4.	All lighting in conference rooms to be building standard fully recessed linear fluorescent light fixture as manufactured by Axis Lighting BMR-F-FL-4-T8-1 or pendant hung Axis CU-VL-8-T5HO-1-W-120-ERS-1CA-C.

4.5.	All office lighting to be controlled by building standard “Lutron” occupancy sensor with manual override.

HERALD SQUARE PROPERTIES

392 MADISON

SCOPE OF WORK BY LANDLORD

4.6.	Open area lighting to be controlled by building standard “Lutron” ceiling mounted occupancy sensor with manual override.

4.7.	All service area to be controlled by building standard “Lutron” ceiling mounted occupancy sensor with manual override.

4.8.	One (1) quad, one (1) tel/data stub-up and one (1) duplex per perimeter/interior office.

4.9.	One (1) quad and one (1) tel/data stub-up per Workstation, when at wall or junction box (“pig-tail”) when ganged together. Electrification of workstations by tenant.

4.10.	One (1) quad dedicated one (1) quad dedicated outlet and one (1) tel/data stub-up in IT closet/room.

4.11.	One (1) duplex dedicated one (1) duplex and two (2) tel/data stub-ups in Copy room.

4.12.	One (1) duplex per appliance and two (2) convenience GFCI electrical outlet above countertop in Pantry.

4.13.	Provide cleaning convenience receptacles where required.

4.14.	Tel / Data outlet with 3/4” diameter conduit stub-up with drag wire, to be provided.

5.	Flooring & Base

5.1.	All gypsum board partitions to receive continuous 4” high Johnsonite millwork reveal rubber base.

5.2.	Pantry, storage rooms, open areas, copy and IT rooms will be existing concrete to remain; Concrete floors to be shot blasted and polished.

5.3.	Conference room and private offices building standard broadloom carpet style in tenant selected color. Carpet to be direct glue down installation.

6.	Wall Finishes

6.1.	All walls & columns to have two coats of Benjamin Moore 2125-50 paint over primer.

6.2.	All hollow metals to be tenant specified Benjamin Moore latex semi-gloss finish over primer.

6.3.	All radiators to be painted in tenant specified semi-gloss finish in color noted above.

6.4.	Elevator Lobby to be Carnegie Strie wallcovering #6423-101.

7.	Architectural Woodwork

7.1.	Chrome hang rod and birch veneer hat shelf at coat closet.

7.2.	Plastic laminate counter base and overhead cabinets in copy room.

7.3.	Plastic laminate upper and base cabinet at pantry.

7.4.	Caserstone solid surface countertop with full height backsplash in pantry and 4” backsplash at copy areas.

HERALD SQUARE PROPERTIES

392 MADISON

SCOPE OF WORK BY LANDLORD

8.	HVAC

8.1.	Base Building A/C units with standard low pressure duct distribution system.

8.2.	A/C control - building standard

8.3.	Air balancing by building approved balancing contractor.

9.	Fire Alarm/Sprinkler

9.1.	Exit light as/required by code.

9.2.	Strobe/speaker combination devices as required by code.

9.3.	Pull stations, fire warden station, elevator called button to be at ADA required height as required by code.

9.4.	Sprinkler coverage as required by code.

10.	Plumbing

10.1.	Pantry stainless steel under mount sink with building standard faucet.

11.	Office Fronts

11.1.	Office front to be Dorma Pure Enclose system with low profile anodized metal frame finish with butt joints. Doors to be 1/2” x 3’-0” x 9’0” tempered, glass doors on top and bottom offset pivots and patches fit lock sets.

11.2.	Glass to be 1 /2” clear glass.

11.3.	Doors to be %” full height Dorma pivot glass door with manufacturer supplied hardware with Schlage keyway

12.	Miscellaneous

12.1.	New building standard radiator enclosures.

12.2.	Window treatments to be Phifer Sheerweave 2390 solar shade with 10% openness.

12.3.	Pantry appliances to be: Subzero full height building standard refrigerator, Miele under counter dishwasher and Miele built-in microwave.

12.4.	Stairwell doors to have egress hardware and closer as required by code.

13.	Bathrooms

13.1.	Existing bathrooms to be Upgraded as per building standard design.

MEN
PANTRY
OFFICE
A/V ROOM
COPY ROOM
OFFICE
OFFICE
conf. room
conf. room
conf. room
IT CLOSET
SHARED OFFICE
SHARED OFFICE
OFFICE
OFFICE
OFFICE
EXECUTIVE CONF ROOM
EXECUTIVE OFFICE

MADISON AVENUE

THE MUFSON PARTNERSHIP

22 West 19th Street 8th Floor
New York, NY 10011

292 Madison Avenue
4th Floor
Option E

KS	EVG
NTS	03.04.2013
3065	SS04

Exh. B
Page 4 of 4

Exhibit “C”

Landlord’s Additional Work

HERALD SQUARE PROPERTIES

392 MADISON

SCOPE OF WORK BY LANDLORD

14.	Alternatives above building standard scope

14.1.	Electrical Items:

•	Provide electrical feed to all work station clusters and to the table tops in the conference rooms (3x). Include core drills or trenching as required.

•	All conference rooms should have data available on 3 - 4 walls of the room (where there is sheet rock) located next to power outlets.

•

Large(er) Conference rooms (1x6 seat & Executive Conference Room) Requires cables to be run to under the conference room table, via conduit under the floor or through a channel in the slab. The conduit size should be 1.5”. The cables will terminate in the table. Location TBD once furniture is chosen.

•	5 x data, 1 x power - Cables to run from behind wall mounted TV to conference room table

•	5 x data, 1 x power - Data and power location behind TV on wall location TBD

•

Small 4 seat conference rooms (these rooms will not have a TV) Require cables to be run to under the conference room table. The cables will terminate in the table. Location TBD once furniture is chosen.

4 x data, 1 x power

14.2.	Fire Alarm:

•	All FA devices to be white.

14.3.	Convector Covets:

•	New building standard radiator enclosures to be factory painted prior to installation.

14.4.	Server Room:

•	Server Room will require the floor to drilled and a 2” conduit placed between the floors connecting the existing server room on the 5th floor.

•	220V circuits will need to be provided at the top of the racks, from the ceiling, final location TBD.

•	Server room requires plywood sheet mounted on wall TBD.

•	Server room should have data locations on all four walls.

14.5	Projector:

•	Hang a projector on the main floor from the ceiling facing a screen to be hung on the ceiling in front of the Executive Conference Room.

•	Requires power at the mounting location on the ceiling

•	1 data location at the mounting location on the ceiling

•	3 data cables run from the ceiling location to the front of the nearest column to the projector

•	Power location next to the data on front of the nearest column to the projector

14.6	Supplemental HVAC

•	Installation of (2) 3.5 ton supplemental HVAC units and all infrastructure required for new installations